                                                 EXHIBIT 4(b)
                                              EXECUTION  ORIGINAL



                      Amended and Restated

         Competitive Advance/Revolving Credit Agreement


                              Among


               Union Pacific Resources Group Inc.,
                           as Borrower

                  Anadarko Canada Corporation,
                     as a Canadian Borrower


                 Anadarko Petroleum Corporation,
                          as Guarantor


                    The Chase Manhattan Bank,
                     as Administrative Agent

                               and

               The Chase Manhattan Bank of Canada
                      as Canadian Sub-Agent

                               and

                     The Banks Named Herein,
                            as Banks


                  Dated as of October 25, 2000


                     Chase Securities Inc.,
                           as Arranger

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS                   1
  Section 1.01.  Certain Defined Terms                         1
  Section 1.02.  Computation of Time Periods                  18
  Section 1.03.  Accounting Terms                             18
  Section 1.04.  Number and Gender of Words                   18
  Section 1.05.  Exchange Rates and Assigned Dollar Values    18

ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES                 19
  Section 2.01.  The Commitments                              19
  Section 2.02.  Making the Contract Advances                 20
  Section 2.03.  The Competitive Advances                     21
  Section 2.04.  Conversion and Continuation of Contract
  Borrowings                                                  25
  Section 2.05.  Fees                                         27
  Section 2.06.  Reduction or Termination of the Commitments  27
  Section 2.07.  Repayment of Advances; Prepayment            28
  Section 2.08.  Interest                                     29
  Section 2.09.  Alternate Rate of Interest                   30
  Section 2.10.  Increased Costs; Increased Capital           30
  Section 2.11.  Additional Interest on Eurodollar Rate Advances32
  Section 2.12.  Change in Legality                           32
  Section 2.13.  Payments and Computations                    32
  Section 2.14.  Taxes on Payments                            34
  Section 2.15.  Sharing of Payments, Etc.                    36
  Section 2.16.  Removal of a Bank                            37
  Section 2.17.  Canadian Borrowers; Canadian Commitments     37
  Section 2.18.  Canadian Banker's Acceptances                38

ARTICLE III CONDITIONS OF LENDING                             38
  Section 3.01.  Conditions Precedent to Closing              38
  Section 3.02.  Conditions Precedent to Each Borrowing       41
  Section 3.03.  Conditions Precedent to Canadian Borrowings  42

ARTICLE IV  REPRESENTATIONS AND WARRANTIES                    42
  Section 4.01.  Representations and Warranties by the Company42
  Section 4.02.  Representations and Warranties by the Guarantor43

ARTICLE V   COVENANTS                                         44

ARTICLE VI  EVENTS OF DEFAULT                                 46

ARTICLE VII THE ADMINISTRATIVE AGENT                          48
  Section 7.01.  Authorization and Action                     48
  Section 7.02.  Administrative Agent's Reliance, Etc.        49
  Section 7.03.  Administrative Agent and Affiliates          49
  Section 7.04.  Bank Credit Decision                         49
  Section 7.05.  Indemnification                              50
  Section 7.06.  Successor Administrative Agent               50
  Section 7.07.  Canadian Sub-Agent                           51

ARTICLE VIII     MISCELLANEOUS                                51
  Section 8.01.  Amendments, Etc                              51
  Section 8.02.  Notices, Etc.                                52
  Section 8.03.  No Waiver; Remedies                          52
  Section 8.04.  Costs, Expenses and Taxes                    52
  Section 8.05.  Intentionally Omitted.                       53
  Section 8.06.  Binding Effect and Assignment                53
  Section 8.08.  Governing Law                                54
  Section 8.09.  Exceptions to Covenants                      55
  Section 8.10.  Survival                                     55
  Section 8.11.  Invalid Provisions                           55
  Section 8.12.  Maximum Rate                                 55
  Section 8.13.  Execution in Counterparts                    55
  Section 8.14.  Not in Control                               56
  Section 8.15.  Indemnification                              56
  Section 8.16.  Entirety                                     57
  Section 8.17.  Waiver of Jury Trial                         57
  Section 8.18.  Conversion of Currencies                     58
  Section 8.19.  Interest Act (Canada)                        58
  Section 8.20.  Termination of Guarantee Agreement           58

ARTICLE IX  ANADARKO GUARANTY                                 59
  Section 9.01.  The Anadarko Guaranty                        59
  Section 9.02.  Subrogation                                  60


     Annex I   Banker's Acceptance


     Exhibit A-1    Form of Notice of Contract Borrowing
     Exhibit A-2    Form of Notice of Competitive Borrowing
     Exhibit A-3    Form of Notice of Competitive Bid Request
     Exhibit A-4    Form of Competitive Bid
     Exhibit A-5    Form of Competitive Bid Acceptance/Reject
                    Letter
     Exhibit B Form of Assignment and Acceptance Agreement Exhibit C Form of Opinion of Company's Counsel
     Exhibit D  Form of Notice of Drawing
     Exhibit E  Form of Discount Note


     Schedule I Banks, Lending Offices and Commitments


          This AMENDED AND RESTATED COMPETITIVE ADVANCE/REVOLVING CREDIT AGREEMENT is entered into as of October 25, 2000, among UNION PACIFIC RESOURCES GROUP INC., a corporation organized under the laws of the State of Utah (the "Company"), ANADARKO CANADA CORPORATION, a corporation organized under the laws of the Province of Alberta, Canada ("ACC"), ANADARKO PETROLEUM CORPORATION, a corporation organized under the laws of the State of Delaware (the "Guarantor"), the Banks (as hereinafter defined), THE CHASE MANHATTAN BANK, as the Administrative Agent (as hereinafter defined) and THE CHASE MANHATTAN BANK OF CANADA, as the Canadian Sub-Agent (as hereinafter defined).


                        R E C I T A L S:

     A. The Company, the Banks, the Administrative Agent and the Canadian Sub-Agent are parties to that certain Five-Year Competitive Advance/Revolving Credit Agreement dated as of October 27, 1998, as amended pursuant to Amendment No. 1 dated as of October 22, 1999 (said agreement as so amended the "Original Credit Agreement").

     B. Subject to the terms and conditions of this Agreement, the Company, the Banks, the Administrative Agent and the Canadian Sub-Agent have agreed to amend and restate the Original Credit Agreement to, among other things, reduce the Commitments of the Banks, provide a guarantee by the Guarantor of the Obligations of the Company, and to amend the Maturity Date and the Termination Date (as such terms are defined in the Original Credit Agreement).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company, ACC, as the only Canadian Borrower under the Original Credit Agreement, the Guarantor, the Banks, the Administrative Agent and the Canadian Sub-Agent hereby agree as follows:


            ARTICLE IDEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms .  As used in this
Agreement, the following terms shall have the following  meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "ACC" has the meaning specified in the Introduction to this Agreement.

           "Acceptance" means a Draft denominated in Canadian Dollars drawn by any Canadian Borrower on a Canadian Bank and includes a depository bill within the meaning of the Depository Bills and Notes Act (Canada), as provided therein, in each case conforming to the requirements of this Agreement and accepted by such Canadian Bank in accordance with this Agreement. As the context shall require, "Acceptance" also has the meaning assigned to it in paragraph (j) of Annex I.

           "Acceptance Borrowing" means a group of Acceptances in respect of Drafts that are drawn by the same Canadian Borrower and accepted by the Canadian Banks on the same date and have the same maturity date.

           "Acceptance Equivalent Loan" means an advance made under this Agreement in Canadian Dollars by a Canadian Bank to a Canadian Borrower evidenced by a Discount Note.

           "Acceptance  Fee" has the meaning assigned  to  it  in
Section 2.05(c).

           "Acceptance Obligation" means with respect to each Acceptance, the obligation of the applicable Canadian Borrower to pay to the Canadian Bank that accepted such Acceptance the face amount thereof as required by this Agreement and the terms of such Acceptance.

           "Administrative Agent" means The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.) and its permitted successor or successors as administrative agent for the Banks under this Agreement, and, in respect of Canadian Advances, means the Canadian Sub-Agent.

          "Advance" means any US Advance or Canadian Advance.

           "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of such definition, "control," "controlled by," and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of voting securities or other interests, by contract or otherwise).

          "Agreement" means this Amended and Restated Competitive Advance/Revolving Credit Agreement, as further amended, modified and supplemented from time to time, including, without limitation, any such supplement in respect of Competitive Advances under Section 2.03.

          "Anadarko Guaranty" means the guaranty of the Guarantor contained in Article IX.

          "Applicable BA Discount Rate" means, with respect to an Acceptance (a) being purchased by any Canadian Schedule I Bank on any day, the percentage discount rate equal to the CDOR Rate on such day (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) for bankers' acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Acceptance, and (b) being purchased by any Canadian Schedule II Bank on any day, the lesser of (i) the arithmetic average of the percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Schedule II
Reference Banks as that at which the Canadian Schedule II Reference Banks would, in accordance with normal practice, at or about 10:00 a.m. (Toronto, Ontario time), on such day, be prepared to purchase bankers' acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Acceptance and (ii) the percentage discount rate calculated pursuant to clause (a) above, plus .08% per annum.

          "Applicable Canadian Pension Legislation" means, at any time, the Income Tax Act (Canada), the Pension Benefits Standards Act, 1985 (Canada), the Employment Pension Plans Act (Alberta) and any other pension legislation then applicable to any Canadian Borrower, including all regulations made thereunder, and all rules, regulations, rulings and interpretations made or issued by any governmental authority having or asserting jurisdiction in respect thereof.

          "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Rate Advance, such Bank's Canadian Lending Office in the case of a Canadian Advance, such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Contract Advance and, in the case of a Competitive Advance, the office or affiliate of such Bank notified by such Bank to the Company and the Administrative Agent as such Bank's Applicable Lending Office with respect to such Competitive Advance.

          "Applicable Margin" means, on any date of determination of the interest rate for any Eurodollar Rate Contract Borrowing or of any Facility Fees or Acceptance Fees, the applicable percentage set forth in the table below for Eurodollar Rate Contract Borrowings or Facility Fees or Acceptance Fees, as appropriate, which corresponds to the ratings (or implied ratings) established by both S&P and Moody's applicable to the Guarantor's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money ("Index Debt") on such date of determination; provided that at any time when (i) the Canadian Exposure hereunder exceeds (ii) 50% of the Maximum Canadian Allocation Amount, the Applicable Margin for Acceptance Fees shall be increased by 0.125%:

             Ratings                        Applicable   Applicable     Drawn
                                            Margin for   Margin for     Cost
                                            Eurodollar    Facility
                                                Rate         Fees
                                             Contract
                                            Borrowings
                                               and
                                            Acceptance
                                               Fees
Category 1  Greater than or equal to A-/A3       0.37%      0.08%       0.45%
Category 2  BBB+/Baa1                            0.40%      0.10%       0.50%
Category 3  BBB/Baa2                             0.50%      0.125%      0.625%
Category 4  BBB-/Baa3                            0.50%      0.15%       0.65%
Category 5  Less than BBB-/Baa3                  0.70%      0.25%       0.95%

For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (b) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Guarantor and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (c) if the ratings established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the numerically lower Category (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, the Applicable Margin shall be determined by reference to Category 1); and
(d) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, the Guarantor and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Guarantor and the Banks shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

          "Applicable Rate" means:

           (a)  with respect to Alternate Base Rate Advances, the
Alternate Base Rate;

          (b) with respect to Eurodollar Rate Contract Advances, the Eurodollar Rate plus the Applicable Margin for Eurodollar
Rate Contract Borrowings; and

           (c)   with  respect  to Canadian Prime  Rate  Contract
Advances, the Canadian Prime Rate.

           "Assessment Rate" means for any date of determination, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in US Dollars at the Administrative Agent's domestic offices.

           "Assigned Dollar Value" means, with respect to any Canadian Borrowing at any time, (a) in the case of Canadian Borrowings denominated in US dollars, the amount thereof and (b) in the case of Canadian Borrowings denominated in Canadian
Dollars, the US Dollar Equivalent thereof most recently determined pursuant to Section 1.05.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

           "Attributable Debt" means any particular sale and leaseback transaction under which the Guarantor or any of its Subsidiaries is at the time liable, at any date as of which the amount thereof is to be determined (a) in the case of any such transaction involving a capital lease, the amount on such date capitalized thereunder, or (b) in the case of any other sale and leaseback transaction, the then present value of the minimum rental obligations under such sale and leaseback transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of 10% per annum. The amount of any rental payment required to be made under any such sale and leaseback transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.

           "BA Discount Proceeds" means, in respect of any Acceptance being purchased by a Canadian Bank on any day under this Agreement, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying:

          (a)  the face amount of such Acceptance; by

           (b) the quotient equal to one divided by the sum of one plus the product of:

               (i) the Applicable BA Discount Rate applicable to such Acceptance; and

                (ii) a fraction, the numerator of which is the number of days remaining in the term of such Acceptance and the denominator of which is 365;

with such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up.

           "Banks"  means  the  financial institutions  named  on
Schedule I (as the same may be amended from time to time by the Administrative Agent to reflect assignments made in accordance with Section 8.06 of this Agreement), and any and all other financial institutions which from time to time become parties to this Agreement pursuant to the terms and conditions of Section
8.06 of this Agreement. Canadian Schedule II Banks named (whether as of the date hereof or by assignment) on Schedule I to this Agreement must enter into this Agreement together with a Designated Bank Affiliate (which shall also be named on Schedule I to this Agreement) which expressly agrees to be bound by the terms of, and to make Advances in accordance with, this Agreement.

           "Board"  means the Board of Governors of  the  Federal
Reserve System of the United States of America or any successor thereto.

            "Borrowers"  means  the  Company  and  any   Canadian
Borrower.

            "Borrowing"  means  a  US  Borrowing  or  a  Canadian
Borrowing.

           "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas, are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurodollar Rate Advance to the Company, the term "Business Day" shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market or
(b) when used in connection with a Canadian Borrowing, the term "Business Day" shall exclude any day on which commercial banks are not open for business in Toronto or Calgary, Canada and New York City and when used in connection with a Eurodollar Rate Advance to a Canadian Borrower, the term "Business Day" shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market.

          "Canadian Advance" means a Canadian Contract Advance or a Canadian Competitive Advance.

           "Canadian Alternate Base Rate" means, for any day, a rate per annum equal to the lesser of (a) the Maximum Rate and
(b) the greater of (i) the US Base Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect on such day
plus  1/2   of  1%.  For purposes hereof, "US Base Rate" means  the
rate of interest per annum, announced from time to time by the Canadian Sub-Agent as its base rate for lending US Dollars in Canada (which base rate may not necessarily represent the lowest or best rate actually charged to a customer); each change in the US Base Rate shall be effective on the date such change is announced as effective. For purposes hereof, "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for the day of such transactions received by the Canadian Sub-Agent from three
Federal funds brokers of recognized standing selected by it.   If
for any reason the Canadian Sub-Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Canadian Sub-Agent to obtain sufficient quotations in accordance with the terms hereof, the Canadian Alternate Base Rate shall be determined without regard to clause (b) (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Canadian Alternate Base Rate due to a change in the Maximum Rate, US Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Maximum Rate, US Base Rate or the Federal Funds Effective Rate, respectively.

          "Canadian Alternate Base Rate Advance" means a Canadian
Contract  Advance which bears interest computed at  the  Canadian
Alternate Base Rate.

           "Canadian  Bank" means Canadian Schedule  I  Banks  or
Canadian Schedule II Banks which are residents of Canada for purposes of the Income Tax Act (Canada).

           "Canadian Borrower" means any wholly owned Subsidiary of the Company that is organized under the laws of Canada or any jurisdiction therein and has been designated by the Company as a Canadian Borrower in accordance with Section 2.17 and has not ceased to be a Canadian Borrower as provided in such Section.

            "Canadian   Borrowing"  means  a  Canadian   Contract
Borrowing or a Canadian Competitive Borrowing.

           "Canadian Commitment" means, with respect to any Canadian Bank, the portion, if any, of such Canadian Bank's Commitment that constitutes its Canadian Commitment to make a Canadian Advance to a Canadian Borrower based upon allocations made by the Company in accordance with Section 2.17.

            "Canadian Competitive Advance" means either an Acceptance created as part of, or a Eurodollar Rate Competitive Advance as part of, a Competitive Borrowing resulting from the competitive bidding procedures described in Section 2.03 and in paragraph (m) of Annex I.

           "Canadian  Competitive Borrowing" means a  Competitive
Borrowing consisting of Canadian Competitive Advances.

            "Canadian Contract Advance" means either (a) an Acceptance created as part of a Contract Borrowing or (b) a Canadian Prime Rate Contract Advance or a Eurodollar Rate
Contract Advance made as part of a Contract Borrowing by a Canadian Borrower.

            "Canadian   Contract  Borrowing"  means  a   Contract
Borrowing  in  Canadian  Dollars  or  US  Dollars  consisting  of
Canadian Contract Advances.

           "Canadian Dollars" or "Canadian $" means lawful money of Canada.

           "Canadian Dollar Equivalent" means, on any date of determination, with respect to any amount in US Dollars, the equivalent in Canadian Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05.

           "Canadian Exposure" means, at any time, the sum of the Assigned Dollar Values of outstanding Canadian Advances at such time.

           "Canadian Lending Office" means, with respect to any Canadian Bank, the office or affiliate of such Canadian Bank specified as its "Canadian Lending Office" opposite its name on
Schedule I hereto, or in the Assignment and Acceptance pursuant to which it became a Canadian Bank, or such other office or affiliate of such Canadian Bank as such Canadian Bank may from time to time specify to the Company, the Administrative Agent and the Canadian Sub-Agent.

           "Canadian Prime Rate" means, for any day, a rate per annum equal to the greater of (a) the rate per annum announced from time to time by the Canadian Sub-Agent as its prime rate (being the reference rate it will use for determining interest rates on commercial loans denominated in Canadian Dollars to borrowers in Canada) in effect at its principal office in Toronto and (b) the One-Month CDOR Rate plus .625%. Each change in the Canadian Prime Rate shall be effective on the date such change is announced.

          "Canadian Prime Rate Contract Advance" means a Canadian
Contract   Advance  in  Canadian  Dollars  which  bears  interest
computed at the Canadian Prime Rate, payable monthly in arrears, from the date of advance thereof.

           "Canadian  Prime  Rate  Contract  Borrowing"  means  a
Canadian  Contract  Borrowing consisting of Canadian  Prime  Rate
Contract Advances.

           "Canadian Schedule I Bank" means a Bank that is named on Schedule I to the Bank Act (Canada).

           "Canadian Schedule II Bank" means a Bank that is named on Schedule II to the Bank Act (Canada).

           "Canadian Schedule II Reference Banks" means The Chase Manhattan Bank of Canada and Credit Suisse First Boston Canada, or such two other Canadian Schedule II Banks as may be selected by the Canadian Sub-Agent in consultation with the Company.

            "Canadian  Sub-Agent"  means,  initially,  The  Chase
Manhattan Bank of Canada, or any other sub-agent appointed by the Administrative Agent pursuant to Section 7.07 of this Agreement.

           "CDOR Rate" means, on any day, the annual rate of interest which is determined as being the arithmetic average, with respect to a particular term of Canadian Dollar bankers' acceptances, of the rates displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m. (Toronto, Ontario time) on such day for banks listed on Schedule I to the Bank Act (Canada), or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by a Canadian Bank after 10:00 a.m. (Toronto, Ontario time), to reflect any error in a posted rate of interest or in the posted average annual rate of interest).

           "Change in Control" means (a) the acquisition by any Person or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Commission) of 50% or more of the outstanding shares of voting stock of the Guarantor unless the Board of Directors of the Guarantor shall have publicly announced its support for such acquisition or (b) a majority of the members of the Board of Directors of the Guarantor on any date shall not have been (i) members of the Board of Directors of the Guarantor on the date 12 months prior to such date or (ii) approved by Persons who constitute at least a majority of the members of the Board of Directors of the Guarantor as constituted on the date 12 months prior to such date.

           "Class", when used in respect of any Commitment, Advance or Borrowing, refers to whether such Commitment is a US Commitment or a Canadian Commitment, or whether such Advance is a US Advance or a Canadian Advance, or whether such Borrowing is comprised of US Advances or Canadian Advances, as the case may be.

           "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Commission"  means  the  Securities   and   Exchange
Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

           "Commitment" means, with respect to any Bank, the amount set forth opposite such Bank's name on Schedule I under the caption "Commitment", as such amount may be reduced pursuant to Section 2.06 or increased pursuant to Section 2.16 or reduced or increased by Section 8.06. The aggregate amount of the Commitments of all Banks on the date of this Agreement is $450,000,000.

          "Company" has the meaning specified in the Introduction to this Agreement.

           "Company Guarantee" means each Guarantee Agreement (as defined in the Original Credit Agreement) executed by the Company.

           "Competitive Adjustment" means, as to any Bank as at any date, an amount equal to such Bank's pro rata (in accordance with the Commitments) share of the aggregate amount (based on Assigned Dollar Values, in the case of Canadian Advances) of all Competitive Advances outstanding on such date (giving effect to the payment of any Competitive Advances to be made on such date).

          "Competitive Advance" means a US Competitive Advance or a Canadian Competitive Advance.

          "Competitive Borrowing" means a Borrowing consisting of simultaneous Competitive Advances of the same Type and Class made to the same Borrower from each of the Banks whose offer to make Competitive Advances as part of such Borrowing has been accepted by such Borrower under the competitive bidding procedures described in Section 2.03 and in paragraph (m) of Annex I.

           "Consolidated Indebtedness" means, at any time, the Indebtedness of the Guarantor and its Subsidiaries, determined on a consolidated basis as of such time in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement, excluding any such Indebtedness of the Guarantor or its Subsidiaries that is non-recourse to the Guarantor or the Borrowers.

           "Consolidated Stockholders' Equity" means the par or stated value of the stock of the Guarantor plus paid-in capital plus retained earnings, all as shown on the consolidated balance sheet of the Guarantor and its Subsidiaries prepared in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement.

           "Contract  Advance" means a US Contract Advance  or  a
Canadian Contract Advance.

           "Contract Borrowing" means a Borrowing consisting of simultaneous Contract Advances of the same Type and Class made to the same Borrower ratably by all of the Banks pursuant to Section 2.01(a) or ratably by all of the Canadian Banks pursuant to
Section 2.01(b).

          "Defaulting Bank" means any Bank that shall (i) fail to make any Advance required to be made by it hereunder, (ii) state in writing that it will not make, or that it has disaffirmed or repudiated its obligation to make, any Advance required to be made by it hereunder, by reason of the provisions of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or otherwise or (iii) assign or transfer all or a part of its rights hereunder without the prior written consent of the Company and the Guarantor.

           "Designated Bank Affiliate" means a US affiliate of a Canadian Schedule II Bank which is a party to this Agreement.

           "Discount Note" has the meaning specified in paragraph
(i) of Annex I.

           "Domestic Lending Office" means, with respect  to  any
Bank, the office or affiliate of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office or affiliate of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.
           "Domestic Reserve Percentage" means, for any Interest Period, the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, with deposits exceeding one billion US Dollars with respect to liabilities consisting of or including (among other liabilities) US Dollar nonpersonal time deposits in the United States of America with a maturity equal to such Interest Period.

          "Draft" means a draft or bill of exchange or depository bill within the meaning of the Depository Bills and Notes Act (Canada), payable in Canadian Dollars, in the form used from time to time by each Canadian Bank, respectively, in connection with the creation of Acceptances in accordance with the provisions of Annex I.

           "Eligible Assignee" means: (a) any of the following entities: (i) a commercial bank or other financial institution organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least
$150,000,000; (ii) a commercial bank or other financial institution organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000; provided that such bank or financial institution is acting through a branch or agency located in the United States of America, in the country in which it is organized or in another country which is also a member of the OECD; and (iii) the central bank of any country which is a member of the OECD, (b) a Bank or an Affiliate of any Bank; provided that with regard to clause (a) and clause
(b) of this sentence an "Eligible Assignee" of a Canadian Bank must be a Canadian Bank if the assignee will have a Maximum Canadian Commitment Amount and provided further that an assignee which is a Canadian Schedule II Bank must enter into this Agreement together with a Designated Bank Affiliate (which shall also be named on Schedule I to this Agreement) which expressly agrees to be bound by the terms of, and to make Advances in accordance with, this Agreement, or (c) upon the occurrence and during the continuance of an Event of Default, any other Person.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

           "Eurodollar Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office or affiliate is specified, its Domestic Lending Office), or such other office or affiliate of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

           "Eurodollar Rate" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the lesser of (a) the Maximum Rate and (b) a rate of interest determined on the basis of at least two offered rates for deposits in US Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period, appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to such Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, "Eurodollar Rate" in respect of any Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Administrative Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period.

           "Eurodollar  Rate Advance" means any  Eurodollar  Rate
Contract Advance or Eurodollar Rate Competitive Advance.

            "Eurodollar   Rate  Competitive  Advance"   means   a
Competitive Advance which bears interest based on the  Eurodollar
Rate.

           "Eurodollar  Rate Contract Advance" means  a  Contract
Advance  in  US  Dollars  which  bears  interest  based  on   the
Eurodollar Rate.

           "Eurodollar Rate Contract Borrowing" means a  Contract
Borrowing that bears interest based on the Eurodollar Rate.

           "Eurodollar Rate Reserve Percentage" of any Bank for any Eurodollar Rate Advance means the reserve percentage applicable to such Bank on (a) in the case of a Contract Advance, the first day of the Interest Period then applicable to such Contract Advance and (b) in the case of a Competitive Advance, the date of such Competitive Advance, under regulations issued from time to time by the Board for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) under Regulation D, or in the case of Canadian Banks, under rules or regulations issued by any governmental authority having or asserting lawful jurisdiction over the Canadian Banks, then applicable to such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period or the term of such Competitive Advance, as the case may be.

           "Events  of  Default"  has the  meaning  specified  in
Article VI.

           "Exchange Rate" means, on any Business Day (a) with respect to Canadian Dollars in relation to US Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which US Dollars are offered on such Business Day for Canadian Dollars, and (b) with respect to US Dollars in relation to Canadian Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which Canadian Dollars are offered on such day for US Dollars; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
           "Facility Fee" has the meaning given to such  term  in
Section 2.05.

          "Federal Funds Effective Rate" has the meaning given to such term in the definition of "US Alternate Base Rate" in this
Section 1.01.

           "Financial Officer" of the Company shall mean its chief financial officer, principal accounting officer, Treasurer, or Controller or such other person or persons designated by the Company in writing to the Administrative Agent and the Canadian Sub-Agent (such written designation shall include name, title and an original specimen signature of each such person).

            "Fixed Rate" means an interest rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by a Bank making a US Competitive Advance under the competitive bidding procedure described in Section 2.03.

          "Fixed Rate Competitive Advance" means a US Competitive
Advance which bears interest based on the Fixed Rate.

           "Guaranteed Obligations" has the meaning specified  in
Section 9.01(a).

            "Guarantor"   has  the  meaning  specified   in   the
Introduction to this Agreement.

           "Indebtedness" means any indebtedness which is for money borrowed; represents the deferred purchase price of property or assets purchased, except trade accounts payable in the ordinary course of business; is in respect of a capitalized lease, an advance payment or production payment (other than in respect of advance payments or production payments received in the ordinary course of business for hydrocarbons which must be delivered within 18 months after the date of such payment); or is in respect of a guarantee of any of the foregoing obligations of another Person.

            "Index  Debt"  has  the  meaning  specified  in   the
definition of "Applicable Margin" in Section 1.01.

           "Interest Period" means, (a) for each Contract Advance comprising part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or on the last day of the immediately preceding Interest Period applicable to such Contract Advance, as the case may be, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below; or (b) for each Competitive Advance comprising part of the same Competitive Borrowing, the period commencing on the date of such Competitive Advance and ending on the maturity selected by the applicable Borrower pursuant to the provisions of Section 2.03(a). The duration of each such Interest Period shall be (i) in the case of a Canadian Alternate Base Rate Advance or a US Alternate Base Rate Advance or a Canadian Prime Rate Contract Advance, one month, (ii) in the case of a Eurodollar Rate Advance, 1, 2, 3, or 6 months, as the applicable Borrower may select (in the case of Contract Advances) by notice to the Administrative Agent pursuant to Section 2.02(a), and in the case of Competitive Advances, by notice to Administrative Agent pursuant to Section 2.03(a) and (iii) in the case of an Acceptance Borrowing, 30, 60 or 90 days (or such other period as agreed to by the Canadian Sub-Agent and the Canadian Banks), as the applicable Canadian Borrower may select by notice pursuant to either Section 2.03(a) or paragraph (c) of Annex I attached hereto, as applicable; provided, however, that:

           (A) Interest Periods commencing on the same date for Contract Advances comprising part of the same Contract
     Borrowing shall be of the same duration;

          (B) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day in each of New York City , Dallas, Texas, Toronto, Ontario and London, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day in all such cities; provided that in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day in all such cities; and

           (C) no Interest Period shall end on a date later than the Maturity Date.

           "Lien" means any mortgage, pledge, security interest, lien, encumbrance, charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and, in the case of any production payment, the right, title and interest of the owner of such production payment out of the production from which such production payment is payable.

           "Loan Papers" means (a) this Agreement (including the Anadarko Guaranty), certificates delivered pursuant to this Agreement and Exhibits and Schedules thereto; (b) any Notices, Drafts, Acceptances and Discount Notes; (c) any notice designating a Canadian Borrower pursuant to Section 2.17; and (d) all renewals, extensions or restatements of, or supplements or amendments to, any of the foregoing.

           "Majority Banks" means at any time Banks that in the aggregate (a) hold at least 51% of the sum of the Commitments at the time, or (b) after the expiry or termination of the Commitments, hold at least 51% of the aggregate unpaid principal amount of the Advances, determined based on Assigned Dollar Values in the case of Canadian Advances.

          "Maturity Date" means October 24, 2001.

           "Maximum Amount" and "Maximum Rate" means, for each Bank, the maximum non-usurious amount and the maximum nonusurious rate of interest which, under applicable law, such Bank is permitted to contract for, charge, take, reserve or receive on the Obligation.

             "Maximum    Canadian   Allocation   Amount"    means
$298,200,000.
            "Maximum Canadian Commitment Amount" means, with respect to any Bank, the amount set forth opposite such Bank's name on Schedule I under the caption "Canadian Commitment", which represents the maximum portion of such Bank's Commitment that may be allocated as its Canadian Commitment. The Maximum Canadian Commitment Amount of any Bank shall not exceed its Commitment.

           "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

           "Notice" means a Notice of Contract Borrowing, Notice of Competitive Borrowing or Notice of Drawing.

            "Notice  of  Contract  Borrowing"  has  the   meaning
specified in Section 2.02(a).

           "Notice of Competitive Borrowing" has the meaning specified in Section 2.03(a).

           "Notice of Drawing" has the meaning specified in paragraph (d)(i) of Annex I.

          "Obligation" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent or any Bank by any Borrower arising from, by virtue of or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs and expenses payable under the Loan Papers.

           "OECD" means the Organization for Economic Cooperation and Development, or any successor entity thereto.

           "One-Month CDOR Rate" means, on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar bankers' acceptances displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m., Toronto time, on such day for banks listed on Schedule I to the Bank Act (Canada), or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by a Canadian Bank after 10:00 a.m., Toronto time, to reflect any error in a posted rate of interest or in the posted average annual rate of interest).

          "Original Closing Date" means October 27, 1998.

           "Original Credit Agreement" has the meaning specified in the Recitals to this Agreement.

           "Participating  Bank"  has the  meaning  specified  in
Section 2.03(a)(v).

           "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
           "Principal Property" has the meaning specified in the Public Indenture.

          "Public Indenture" means the Indenture, dated as of May 10, 1988, between the Guarantor and Continental Illinois National Bank and Trust Company of Chicago (now known as Bank of America, N.A.), as Trustee, as amended by the First Supplemental Indenture, dated as of November 15, 1991, between the Guarantor and Continental Bank N.A. (now known as Bank of America, N.A.) and another First Supplemental Indenture dated as of April 15, 1999 between the Guarantor and Harris Trust and Savings Bank, as successor Trustee.

           "Restatement Date" means the date upon which the conditions specified in Section 3.01 are first satisfied (or waived in accordance with Section 8.01).

           "Revaluation Date" means the last Business Day of each March, June, September and December and such other Business Days as the Company may request by prior notice to the Administrative
Agent.

           "S&P"  means  Standard  and  Poor's  Rating  Group,  a
division   of  The  McGraw-Hill  Company,  Inc.,   a   New   York
corporation, or any successor thereto.

           "Subsidiary" means, as to any Person, any corporation or other similar entity of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation or entity (irrespective of whether or not at the time capital stock of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of the such Person.

           "Termination Date" means the earlier of  the  Maturity
Date, or the date on which the Commitments shall terminate in accordance with the terms of this Agreement.

            "Transactions" means the execution, delivery and performance by the Guarantor and each Borrower of the Loan Papers to which it is or is to be a party, the borrowing of Advances and the use of the proceeds thereof.

           "Type", when used in respect of any Advance or Borrowing, refers to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate, the US Alternate Base Rate, the Fixed Rate and, in the case of a Canadian Advance, the Canadian Prime Rate, the Canadian Alternate Base Rate, and, in the case of an Acceptance, the Applicable BA Discount Rate.

           "US  Advance"  means a US Contract  Advance  or  a  US
Competitive Advance, in either case, in US Dollars.

          "US Alternate Base Rate" means, for any day, a rate per annum equal to the lesser of (a) the Maximum Rate and (b) the greatest of (i) the US Prime Rate in effect on such day, (ii) the Base CD Rate in effect on such day plus 1% and (iii) the Federal
Funds  Effective Rate in effect on such day plus 1/2  of  1%.   For
purposes hereof, "US Prime Rate" means the rate of interest per annum, publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer); each change in the US Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii)  1.00  plus  the  Domestic Reserve Percentage  and  (b)  the
Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks received at approximately 10:00 a.m. (New York City time) on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three
Federal funds brokers of recognized standing selected by it.   If
for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the US Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the US Alternate Base Rate due to a change in the Maximum Rate, US Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Maximum Rate, US Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

           "US  Alternate Base Rate Advance" means a US  Contract
Advance  which  bears interest computed at the US Alternate  Base
Rate.

           "US  Borrowing" means a US Contract Borrowing or a  US
Competitive Borrowing, in either case, in US Dollars.
           "US Commitment" means, with respect to any Bank, its Commitment reduced by the amount, if any, of its Canadian
Commitment at the time.

           "US Competitive Advance" means an advance by a Bank to the Company denominated in US Dollars as part of a Competitive Borrowing resulting from the competitive bidding procedure described in Section 2.03, and refers to a Fixed Rate Competitive Advance or a Eurodollar Rate Competitive Advance.

            "US   Competitive  Borrowing"  means  a   Competitive
Borrowing consisting of US Competitive Advances.

           "US Contract Advance" means an advance by a Bank denominated in US Dollars to the Company as part of a Contract
Borrowing and refers to an Alternate Base Rate Advance or a Eurodollar Rate Contract Advance.

           "US Contract Borrowing" means a Contract Borrowing  in
US Dollars consisting of US Contract Advances.

            "US   Dollar  Equivalent"  means,  on  any  date   of
determination, with respect to any amount in Canadian Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05.

           "US  Dollars" or "$" means lawful money of the  United
States of America.

           SECTION 1.02. Computation of Time Periods . In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. Accounting Terms . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles from time to time in effect, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all respects to those applied during the preceding comparable period.

           SECTION 1.04. Number and Gender of Words . Whenever in any Loan Papers the singular number is used, the same shall include the plural, where appropriate, and vice versa, and words of any gender shall include each other gender, where appropriate.

           SECTION 1.05. Exchange Rates and Assigned Dollar Values . (a) On the date on which any Canadian Borrowing denominated in Canadian Dollars is to be made, the Administrative Agent shall determine the Exchange Rate as of such date for purposes of determining the US Dollar Equivalent of the Canadian Dollar amount of such Borrowing specified in the applicable
Notice. The initial Assigned Dollar Value of such Borrowing shall be the US Dollar Equivalent so determined.

           (b) On each Revaluation Date on which any Canadian Borrowing denominated in Canadian Dollars is outstanding, the Administrative Agent shall determine the US Dollar Equivalent of each such outstanding Canadian Borrowing based on the applicable Exchange Rate as of such Revaluation Date, and the Assigned Dollar Value of each such Borrowing shall be adjusted to equal the US Dollar Equivalent so determined. The Administrative Agent shall notify the Banks and the Company of the Exchange Rate and Assigned Dollar Values so determined and the resulting Canadian Exposure.


           ARTICLE II
  AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Commitments . (a) Each Bank (other than each Canadian Schedule II Bank) severally agrees, on the terms and conditions hereinafter set forth, to make US Contract Advances to the Company, in US Dollars, from time to time on any Business Day during the period from the Original Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Bank's US Commitment; provided, however, that at no time shall the aggregate outstanding principal amount of US Contract Advances and US Competitive Advances exceed the aggregate amount of the US Commitments. Each US Contract Borrowing shall be in an aggregate amount of not less than $10,000,000 (subject to the terms of this Section 2.01(a)) or an integral multiple of $5,000,000 in excess thereof and shall consist of US Contract Advances of the same Type made on the same day by the Banks ratably according to their respective US Commitments.

           (b) Each Canadian Bank severally agrees, on the terms and conditions hereinafter set forth, to make Canadian Contract Advances to any Canadian Borrower from time to time on any
Business Day during the period from the Original Closing Date until the Termination Date in an aggregate amount (based on the face amount thereof, in the case of Acceptances) the Assigned Dollar Values of which shall not exceed at any time outstanding such Bank's Canadian Commitment; provided, however, that at no time shall the Canadian Exposure exceed the aggregate amount of the Canadian Commitments. In the case of Canadian Contract Advances consisting of Acceptances, such Advances shall be made by the issuance by the applicable Canadian Borrower, and acceptance by the applicable Canadian Banks, of Drafts denominated  in  Canadian Dollars in the manner  referred  to  in
Section 2.18. Each Canadian Contract Borrowing shall be in an aggregate amount of not less than Canadian $10,000,000 (or, in the case of Eurodollar Rate Contract Borrowings, $10,000,000) (subject to the terms of this Section 2.01(b)) or an integral multiple of Canadian $5,000,000 (or, in the case of Eurodollar Rate Contract Borrowings, $5,000,000) in excess thereof and shall consist of Canadian Contract Advances made to the same Canadian Borrower on the same day by the Canadian Banks ratably accordingly to their respective Canadian Commitments.

           (c) Within the limits and on the conditions set forth in this Section 2.01, each Borrower may from time to time borrow under this Section 2.01, prepay under Section 2.07(c) and reborrow under this Section 2.01.

           SECTION 2.02. Making the Contract Advances . (a) Each Contract Borrowing (other than Canadian Contract Borrowings consisting of Acceptances, as to which this Section shall not apply) shall be made on notice, given (i) in the case of a US Borrowing consisting of US Alternate Base Rate Advances, not later than 11:00 a.m. (New York City time) on the Business Day prior to the date of the proposed Borrowing; (ii) in the case of a US Borrowing consisting of Eurodollar Rate Contract Advances, not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Contract Borrowing; (iii) in the case of a Canadian Borrowing consisting of Canadian Prime Rate Contract Advances, no later than 11:00 a.m. (Toronto time) on the first Business Day prior to the date of the proposed Contract Borrowing; and (iv) in the case of a Canadian Borrowing consisting of Eurodollar Rate Contract Advances, not later than 11:00 a.m. (Toronto time) on the third Business Day prior to the date of the proposed Contract Borrowing by the Company to the Administrative Agent, which shall give to each Bank or Canadian Bank, as applicable, prompt notice thereof by cable or telecopy. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such Contract Borrowing, (ii) Type and Class of Contract Advances comprising such Contract Borrowing, (iii) aggregate amount of such Contract Borrowing (expressed in US Dollars, in the case of a US Borrowing, or Canadian Dollars, in the case of a Canadian Borrowing), (iv) Interest Period and (v) in the case of a Canadian Borrowing, the identity of the Canadian Borrower. Each Bank or Canadian Bank, as applicable, shall, before 12:00 noon (New York City time) on the date of any such Contract
Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 (or, in the case of a Canadian Borrowing, to an account in Toronto, Canada, designated by the Administrative Agent for such purpose), in same day funds, such Bank's or Canadian Bank's ratable portion of such Contract Borrowing. Upon the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address (or, in the case of a Canadian Borrowing, at such account as shall be mutually agreed by the Administrative Agent and the applicable Borrower).

           (b) Each Notice of Contract Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Contract Borrowing which the related Notice of Contract Borrowing specifies is to be comprised of Eurodollar Rate Contract Advances, the applicable Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure by such Borrower to complete such Borrowing (whether or not due to a failure to fulfill on or before the date specified in such Notice of Contract Borrowing the applicable conditions set forth in Article III), such losses, costs and expenses to include, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Contract Advance to be made by such Bank as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

            (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Contract Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount (in the same currency), together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Contract Advances comprising such Contract Borrowing and (ii) in the case of a Canadian Prime Rate Contract Advance by such Canadian Bank, an interest rate equal to the Canadian Prime Rate plus 1.0%, and
(iii) in the case of any other Contact Advance by such Bank, an interest rate equal at all times to the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

           (d) The failure of any Bank to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Contract Advance to be made by such other Bank on the date of any Contract Borrowing.

           SECTION 2.03. The Competitive Advances . (a) Each Bank (other than each Canadian Schedule II Bank) severally agrees that the Company may request US Competitive Borrowings under this
Section 2.03 from time to time on any Business Day during the period from the Original Closing Date until the Termination Date, in each case on the terms and conditions hereinafter set forth; provided, however, that at no time shall the aggregate amount of US Contract Advances and US Competitive Advances outstanding exceed the aggregate amount of the US Commitments. Each US Competitive Borrowing shall consist of US Competitive Advances of the same Type made on the same day. Each Canadian Bank severally agrees that any Canadian Borrower may request Canadian Competitive Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Original Closing Date until the Termination Date, in each case on the terms and conditions hereinafter set forth; provided, however, that at no time shall the total Assigned Dollar Values of the aggregate amount of Canadian Contract Advances and Canadian Competitive Advances outstanding exceed the aggregate amount of the Canadian Commitments. Each Canadian Competitive Borrowing shall consist of Canadian Competitive Advances of the same Type made to the same Canadian Borrower on the same day.
          (i) The Company may request a US Competitive Borrowing and any Canadian Borrower may request a Canadian Competitive Borrowing, under this Section 2.03 by delivering to the Administrative Agent (A) in the case of a Borrowing consisting of Fixed Rate Competitive Advances, by not later than 10:00 a.m. (New York City time) on the Business Day prior to the day of the proposed Competitive Borrowing, (B) in the case of an Acceptance Borrowing, by not later than 11:00 a.m. (New York City time) on the second Business Day prior  to the day of the proposed Competitive Borrowing  and
     (C) in the case of a Borrowing consisting of Eurodollar Rate Competitive Advances, by not later than 11:00 a.m. (New York City time) on the fourth Business Day prior to the date of the proposed Competitive Borrowing, a notice of a Competitive Borrowing (a "Notice of Competitive Borrowing"), in substantially the form of Exhibit A-2 hereto, specifying the proposed (1) date of such Competitive Borrowing, (2) Type and Class of Competitive Advances comprising such Competitive Borrowing, (3) aggregate amount (which shall not be less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof in respect of a US Competitive Borrowing or a Eurodollar Rate Competitive Advance to a Canadian Borrower, or Cdn$10,000,000 or an integral multiple of Cdn$5,000,000 in respect of any Acceptance Borrowing) of such Competitive Borrowing, (4) maturity date for repayment of each Competitive Advance to be made as part of such Competitive Borrowing (which maturity date shall be, in the case of a Fixed Rate Competitive Borrowing, not earlier than seven days after the date of such Borrowing, in the case of an Acceptance Borrowing, not later than 30, 60 or 90 days (or such other period as agreed to by the Canadian Sub-Agent and the Canadian Banks) after the date of such Borrowing and, in the case of a Eurodollar Rate Competitive Borrowing, not later than 1, 2, 3 or 6 months after the date of such Borrowing, as the Company shall elect and, in any case, on or prior to the Termination Date) and (5) any other terms to be applicable to such Competitive Borrowing and (6) in the case of a Canadian Borrowing, the identity of the Canadian Borrower. The Administrative Agent shall in turn promptly deliver (by cable or telecopy) to each Bank or Canadian Bank, as applicable, a notice of competitive bid request (a "Notice of Competitive Bid Request"), in substantially the form of Exhibit A-3, notifying the Banks or Canadian Banks, as applicable, of each request for a Competitive Borrowing received by it from the Company and of the terms contained in such Notice of Competitive Borrowing.

           (ii) Each Bank or Canadian Bank, as applicable, shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Advances to the applicable Borrower as part of such proposed Competitive Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying (by telecopy, cable or telephone (in the case of telephone, immediately confirmed by telecopy)) the Administrative Agent (which shall give prompt notice thereof to the Company), (A) in the case of a Fixed Rate Competitive Borrowing, not later than 9:30 a.m. (New York City time) on the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, (B) in the case of an Acceptance Borrowing, not later than 9:30 a.m. (New York City time) on the first Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, and
     (C) in the case of a Eurodollar Rate Competitive Borrowing, not later than 9:30 a.m. (New York City time) on the third Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, of the maximum amount of each Competitive Advance which such Bank would be willing to make as part of such proposed Competitive Borrowing (which amount may, subject to the provisos to the first and second sentences of this Section 2.03(a), exceed such Bank's Commitment of the applicable Class), the rate or rates of interest therefor (and whether reserves are included therein) and such Bank's Applicable Lending Office with respect to each such Competitive Advance and any other terms and conditions required by such Bank; provided that, if the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer no later than one quarter of an hour before the time specified herein for notice of offers by the other Banks. Each competitive bid shall be submitted by a Bank to the Administrative Agent on a competitive bid form (a "Competitive Bid"), substantially similar to Exhibit A-4. If any Bank shall fail to notify the Administrative Agent, before the time specified herein for notice of offers, that it elects to make such an offer, such Bank shall be deemed to have elected not to make such an offer, and such Bank shall not be obligated or entitled to, and shall not, make any Competitive Advance as part of such Competitive Borrowing. If any Bank shall provide telephonic notice to the Administrative Agent of its election to make an offer, but such telephonic notice has not been confirmed by telecopy to the Administrative Agent at or before the time specified herein for notice of offers, the Administrative Agent may, in its sole discretion and without liability to such Bank or the applicable Borrower, elect whether or not to provide notice thereof to the Company.

           (iii) The applicable Borrower shall, in turn, (A) in the case of a Fixed Rate Competitive Borrowing, not later than 10:30 a.m. (New York City time) on the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, (B) in the case of an Acceptance Borrowing, not later than 10:30 a.m. (New York City time) on the first Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, and (C) in the case of a Eurodollar Rate Competitive Borrowing, not later than 10:30 a.m. (New York City time) on the third Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, either:

               (A) cancel such proposed Competitive Borrowing by giving the Administrative Agent notice to that effect, or

                (B) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Advance (which amount shall be equal to or greater than $5,000,000 in respect of a US Competitive Borrowing or a Eurodollar Rate Competitive Advance to a Canadian Borrower, or Cdn$5,000,000 in respect of any other Canadian Competitive Borrowing, and equal to or less than the maximum amount offered by such Bank, notified to the Company by the Administrative Agent on behalf of such Bank for such Competitive Advance pursuant to paragraph
          (ii) above) to be made by each Bank as part of such Competitive Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above, by giving the Administrative Agent notice to that effect; provided, however, that the aggregate amount of such offers accepted by the Company shall be equal at least to $10,000,000 or an integral multiple of $5,000,000 in excess thereof in respect of a US Competitive Borrowing or a Eurodollar Rate Competitive Advance to a Canadian Borrower, or to Cdn$10,000,000 or an integral multiple of Cdn$5,000,000 in excess thereof in respect of any other Canadian Competitive Borrowing. Each such notice of competitive bid acceptance/rejection (a "Competitive Bid Accept/Reject Letter") from the Company shall be in a form substantially similar to Exhibit A-5.

           (iv) If any Borrower notifies the Administrative Agent that such Competitive Borrowing is canceled pursuant to paragraph (iii)(A) above, the Administrative Agent shall give prompt notice (by cable or telecopy) thereof to the Banks or Canadian Banks, as applicable, and such Competitive Borrowing shall not be made.

           (v) If any Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(B) above, such offer or offers and the Notice of Competitive Borrowing in respect thereof shall constitute a supplement to this Agreement in respect of such Competitive Borrowing and the Competitive Advances made pursuant thereto, and the Administrative Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such Competitive Borrowing (expressed in US Dollars and, in the case of a Canadian Borrowing, in Canadian Dollars based on the Canadian Dollar Equivalent thereof), the interest rate thereon, and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company, and (B) each Bank that is to make a Competitive Advance as part of such Competitive Borrowing (a
     "Participating Bank" as to such Competitive Borrowing) of the amount of each Competitive Advance to be made by such Bank as part of such Competitive Borrowing and the maturity date for the repayment of each such Competitive Advance (together with a confirmation of the Administrative Agent's understanding of the interest rate and any other terms applicable to each such Competitive Advance; the Administrative Agent shall assume, unless notified by such
     Bank to the contrary, that its understanding of such information is correct). Each such Participating Bank shall, before 12:00 noon (New York City time) on the date of such Competitive Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent (at its address referred to in Section 8.02 (or, in the case of a Canadian Borrowing, to an account designated by the Administrative Agent for such purpose)) such Bank's portion of such Competitive Borrowing, in same day funds, which, in the case of an Acceptance Borrowing, shall be made available in Canadian Dollars in an amount equal to the Canadian Equivalent of the US Dollar amount of the applicable Participating Bank's portion of such Borrowing. Upon fulfillment of the applicable conditions set forth in
     Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address (or, in the case of a Canadian Borrowing, at such account as shall be mutually agreed by the Administrative Agent and the applicable Borrower).
     Promptly after each Competitive Borrowing, the Administrative Agent will notify each Bank of the amount of the Competitive Borrowing (and, in the case of a Canadian Borrowing, the Assigned Dollar Value thereof), such Bank's Competitive Adjustment resulting therefrom, and the date upon which such Competitive Adjustment commenced and is anticipated to terminate.

           (b) Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay pursuant to Section 2.07(b), prepay under Section 2.07(c) and reborrow under this Section 2.03.

          (c) In addition to Competitive Borrowings conducted by the Administrative Agent pursuant to the procedures set forth in
Section 2.03(a), any Borrower may conduct competitive auctions for Competitive Advances. In the event that any Borrower elects to conduct competitive auctions, such Borrower shall, (i) give notice of such auction to the Canadian Sub-Agent and the Administrative Agent, (ii) conduct each auction among all Banks or Canadian Banks, as applicable, and (iii) in the event that such Borrower elects to accept one or more bids, accept the lowest bid or bids. The applicable Borrower shall promptly notify the Canadian Sub-Agent and the Administrative Agent of the terms and conditions of the Advances made pursuant to competitive auctions conducted by such Borrower.

           SECTION 2.04. Conversion and Continuation of Contract Borrowings . (a) The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon (New York City time), one Business Day prior to conversion, to convert any Contract Borrowing consisting of Eurodollar Rate Contract Advances into a Contract Borrowing consisting of US Alternate Base Rate Advances (in the case of a US Contract Borrowing) or Canadian Alternate Base Rate Advances (in the case of a Canadian Contract Borrowing), (ii) not later than 10:00 a.m. (New York City time), three Business Days prior to conversion or continuation, to convert any US Contract Borrowing consisting of US Alternate Base Rate Advances or any Canadian Contract Borrowing consisting of Canadian Alternate Base Rate Advances into a Contract Borrowing consisting of Eurodollar Rate Contract Advances or to continue any Contract Borrowing consisting of Eurodollar Rate Contract Advances for an additional Interest Period, and (iii) not later than 10:00 a.m. (New York City time), three Business Days prior to conversion, to convert the Interest Period with respect to any Contract Borrowing consisting of Eurodollar Rate Contract Advances to another permissible Interest Period subject in each case to the following:

               (A)  each conversion or continuation shall be made
          pro rata among the Banks or Canadian Banks, as applicable, in accordance with the respective principal amounts of the Advances comprising the converted or continued Contract Borrowing;

                (B) if less than all the outstanding principal amount of any Contract Borrowing shall be converted or continued, the aggregate principal amount of such Contract Borrowing converted or continued shall be in an amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof (based on the initial Assigned Dollar Value thereof, in the case of a Canadian Borrowing);

                (C)   accrued interest on an Advance (or  portion
          thereof)   being  converted  shall  be  paid   by   the
          applicable Borrower at the time of conversion;

                (D) if any Borrowing consisting of Eurodollar Rate Contract Advances is converted at a time other than at the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Banks pursuant to
          Section 8.04(b) as a result of such conversion;

                (E)  any portion of a Contract Borrowing maturing
          or required to be repaid in less than one month may not
          be   converted  into  or  continued  as   a   Borrowing
          consisting of Eurodollar Rate Contract Advances;

                (F) any portion of a Borrowing consisting of Eurodollar Rate Contract Advances which cannot be converted into or continued as such by reason of clause (E) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Borrowing consisting of US Alternate Base Rate Advances in the case of a US Borrowing or of Canadian Alternate Base Rate Advances in the case of a Canadian Borrowing; and

                (G)   no Interest Period may be selected for  any
          Borrowing   consisting  of  Eurodollar  Rate   Contract
          Advances that would end later than the Maturity Date.

          (b) Each notice pursuant to clause (a) of this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Contract Borrowing that the Company requests be converted or continued, (ii) whether such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances, US
Alternate Base Rate Advances or Canadian Alternate Base Rate Advances, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and (iv) if such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing consisting of Eurodollar Rate Contract Advances, the Company shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Banks of any notice given pursuant to this Section 2.04(b) and of each Bank's or Canadian Bank's, as applicable, portion of any converted or continued Contract
Borrowing. If the Company shall not have given notice in accordance with this Section 2.04(b) to continue any Contract Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.04 to convert such Contract Borrowing), such Contract Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Borrowing consisting of US Alternate Base Rate Advances in the case of a US Borrowing, or of Canadian Alternate Base Rate Advances in the case of a Canadian Borrowing. The conversion or continuation of any
Contract Borrowing as herein shall not affect the Class of the applicable Borrowing or the identity of the Borrower thereof.

          SECTION 2.05. Fees . (a) Facility Fees. The Company shall pay to each Bank, through the Administrative Agent, a facility fee (the "Facility Fee") on the average daily amount of the Commitment of such Bank (whether used or unused) (or, after such Bank's Commitment has terminated, on the outstanding principal amount of Contract Advances made by such Bank, based on the Assigned Dollar Value thereof in the case of Canadian Contract Advances) for the period from and including the Restatement Date up to, but excluding, the later of the Maturity Date and the date of repayment of all outstanding Contract Advances, at a rate per annum equal to the Applicable Margin for Facility Fees. Accrued Facility Fees shall be payable in arrears, commencing on the last day of the calendar quarter in which the Restatement Date occurs, and thereafter, quarterly on the last day of each March, June, September and December and on the Maturity Date; provided that any Facility Fees accruing after the Termination Date shall be payable contemporaneously with accrued interest on the Contract Advances on which such Facility Fees have accrued. Facility Fees shall be payable in US Dollars.

          (b)  Intentionally Omitted

           (c) Acceptance Fee. Each Canadian Borrower agrees to pay to each Canadian Bank a fee (the "Acceptance Fee") in advance, at a rate per annum equal to the Applicable Margin, on the date of issue of each Acceptance of such Canadian Bank pursuant to a Canadian Borrowing. All Acceptance Fees shall be calculated on the face amount of the Acceptance issued and computed on the basis of the actual number of days in the term thereof and a year of 365 days. Acceptance Fees shall be payable in Canadian Dollars. The Acceptance Fee shall be in addition to any other fees payable to each Canadian Bank in connection with the issuance or discounting of such Acceptance.
            SECTION 2.06. Reduction or Termination of the Commitments . (a) Unless previously terminated, the Commitments (including the US Commitments and Canadian Commitments) shall terminate on the Termination Date.

           (b) The Company shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the respective Commitments of the Banks (which reductions shall be allocated, (i) in the case of Canadian Schedule I Banks, between their US Commitments and Canadian Commitments and (ii) in the case of Canadian Schedule II Banks, between the US Commitments of their Designated Bank Affiliates and the Canadian Commitments of the Canadian Schedule II Banks, in each case as specified in the notice of such reduction); provided, however, that (A) each partial reduction shall be in the aggregate amount of $10,000,000 or in an integral multiple of $5,000,000 in excess thereof, and
(B) no such termination or reduction shall be made which would reduce the US Commitments to an amount less than the aggregate outstanding principal amount of the US Advances or would reduce the Canadian Commitments to an amount less than the Canadian Exposure. The Administrative Agent shall promptly thereafter notify each Bank of such termination or reduction.

          SECTION 2.07. Repayment of Advances; Prepayment . (a) On the Maturity Date each Borrower shall repay to the Administrative Agent for the account of each Bank the principal amount of each Contract Advance made to such Borrower by such Bank.

           (b) Each Borrower shall repay to the Administrative Agent, for the account of each Participating Bank which has made a Competitive Advance to such Borrower, on the maturity date of each Competitive Advance (such maturity date being that specified by the Company for repayment of such Competitive Advance in the Notice of Competitive Borrowing delivered with respect thereto) the then unpaid principal amount of such Competitive Advance.

            (c) Any Borrower may, on notice given to the Administrative Agent (i) in the case of US Alternate Base Rate
Advances, not later than 11:00 a.m. (New York City time) one Business Day prior to the day of the proposed prepayment, (ii) in the case of Canadian Alternate Base Rate Advances, not later than 11:00 a.m. (Toronto time) one Business Day prior to the day of the proposed prepayment, (iii) in the case of Eurodollar Rate Contract Advances, not later than 11:00 a.m. (New York City time) on the third Business Day prior to the day of the proposed prepayment and (iv) in the case of Canadian Prime Rate Contract Advances, not later than 11:00 a.m. (Toronto time) one Business Day prior to the day of the proposed prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Contract Advances constituting part of the same Contract Borrowing of such Borrower in whole or ratably in part; provided, however, that any such partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (or Canadian $10,000,000, in the case of Canadian Prime Rate Contract Advances), or in an integral multiple  of $5,000,000 (or Canadian $5,000,000, in the  case  of
Canadian Prime Rate Contract Advances) in excess thereof. No Borrower may prepay any principal amount of any Competitive Advance unless the Participating Bank making such Competitive Advance shall have expressly agreed thereto. Acceptances may not be prepaid. The Administrative Agent shall promptly notify each Bank of any prepayments pursuant to this Section 2.07(c) promptly after any such prepayment. No Borrower shall have the right to prepay any principal amount of any Advance except as expressly set forth in this Section 2.07.

          (d) On the date of any reduction or termination of the Commitments, the Borrowers shall pay or prepay so much of the Contract Advances (other than Acceptances) and the Canadian Borrowers shall deposit with the Canadian Sub-Agent cash collateral (in Canadian Dollars) to secure repayment of Acceptances, in each case in such amounts as shall be necessary in order that after giving effect to such reduction (i) the aggregate principal amount of outstanding Advances (based on Assigned Dollar Values, in the case of Canadian Advances), net of such cash collateral, shall not exceed the Commitments, (ii) the aggregate principal amount of outstanding US Advances shall not exceed the US Commitments and (iii) the Canadian Exposure, net of such cash collateral, shall not exceed the Canadian Commitments. In the event that, after giving effect to the prepayment of Contract Advances and deposit of cash collateral in respect of Acceptances pursuant to this paragraph, there remain outstanding Competitive Advances in a principal amount greater than the amount permitted by the preceding sentence, the Borrowers shall not be required to prepay such Competitive Advances unless Banks holding such Competitive Advances request prepayment, in which event the Borrowers shall prepay such Competitive Advances; provided that the Borrowers shall not be required to so prepay Competitive Advances after the outstanding principal amount of Competitive Advances has been reduced by the amount required to comply with this paragraph.

           (e) If, after giving affect to any adjustment of Assigned Dollar Values on any Revaluation Date, the Canadian Exposure (net of cash collateral deposited with the Canadian Sub-Agent to secure repayment of Acceptances as provided herein) exceeds 110% of the total Canadian Commitments, the Canadian Borrowers shall, within three Business Days thereafter, prepay Canadian Prime Rate Contract Advances or Eurodollar Rate Contract Advances or deposit cash collateral (in Canadian Dollars) with the Canadian Sub-Agent to secure repayment of Acceptances in an amount sufficient to eliminate such excess.

            (f)   Any  prepayment  of  Eurodollar  Rate  Contract
Advances pursuant to any paragraph of this Section shall be subject to the provisions of Section 8.04(b) hereof.

           (g) Any cash collateral deposited with the Canadian Sub-Agent pursuant to Section 2.07(d) hereof shall be released by the Canadian Sub-Agent to the Canadian Borrowers within three Business Days after the maturity and payment in full by the applicable Canadian Borrower of Acceptances to the extent that such payment in full causes the cash collateral to no longer be required pursuant to Section 2.07(d). Any cash collateral deposited with the Canadian Sub-Agent pursuant to Section 2.07(e) hereof shall be released by the Canadian Sub-Agent to the
Canadian Borrowers within three Business Days after each Revaluation Date to the extent that adjustments of the Assigned Dollar Values cause the cash collateral to no longer be required pursuant to Section 2.07(e).

           SECTION  2.08.   Interest .  Each Borrower  shall  pay
interest on each Advance made by each Bank to such Borrower from the date of such Advance until paid in full, at the following rates per annum:

           (a) Contract Advances. If such Advance is a Contract Advance (other than an Acceptance), the Applicable Rate from time to time for such Contract Advance from the date of such Advance until the last day of the last Interest Period therefor, payable on the last day of each Interest Period and, in the case of any Interest Period longer than three months, on the last day of such three-month period, as the case may be.
           (b) Competitive Advances. If such Advance is a Competitive Advance (other than an Acceptance), a rate per annum equal at all times from the date of such Advance until the maturity thereof to the rate of interest for such Competitive Advance specified by the Participating Bank making such Competitive Advance in its Competitive Bid with respect thereto delivered pursuant to Section 2.03(a)(ii) above, payable on the proposed maturity date specified by the Company for such Competitive Advance in the related Notice of Competitive Borrowing delivered pursuant to Section 2.03(a)(i) above; provided that in the case of Advances with maturities of greater than three months, interest shall be payable at the end of each three-month period for such Advance.

           (c) Default Amounts. In the case of any past-due amounts of the principal of, or (to the fullest extent permitted by law) interest on, any Advance, from the date such amount becomes due until paid in full, payable on demand, a rate per annum equal at all times to (i) 2% above the Eurodollar Rate in the case of any outstanding Eurodollar Rate Advances until the end of their respective Interest Periods, (ii) 2% above the US Alternate Base Rate in the case of amounts payable with respect to a US Advance other than a Eurodollar Rate Advance, or (iii) 2% above the Canadian Prime Rate in the case of amounts payable with respect to a Canadian Advance other than a Eurodollar Rate Advance, in effect from time to time.

           SECTION 2.09. Alternate Rate of Interest . If Banks having more than 66-2/3% of the sum of the Commitments of the applicable Class shall, at least one Business Day before the date of any requested Eurodollar Rate Contract Borrowing (including any requested conversion or continuation of any such Borrowing), notify the Administrative Agent that the Eurodollar Rate for any Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Advances for such Borrowing, the right of the Company to select Advances of such Type for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and (a) any request by the Company for a Eurodollar Rate Competitive Advance shall be of no force and effect and shall be denied by the Administrative Agent and (b) any request by the Company for a Eurodollar Rate Contract Advance as part of a US Contract Advance shall be deemed to be a request for a US Alternate Base Rate Advance or, if as part of a Canadian Contract Advance, shall be deemed to be a request for a Canadian Alternate Base Rate Advance.

           SECTION  2.10.  Increased Costs; Increased  Capital  .
(a) If due to either (i) the introduction of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding, or maintaining Eurodollar Rate Advances or Acceptances, then the applicable Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. Increased costs shall not include income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings imposed, levied, collected, withheld, or assessed by the United States of America or Canada or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or of the country in which any Bank's principal office or Applicable Lending Office may be located or any political subdivision or taxing authority thereof or therein. Each Bank agrees that, upon the occurrence of any event giving rise to a demand under this Section 2.10(a) with respect to the Eurodollar Lending Office of such Bank, it will, if requested by the applicable Borrower and to the extent permitted by law or the relevant governmental authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in costs resulting from such event by endeavoring to change its Eurodollar Lending Office; provided, however, that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal, or regulatory disadvantage. A certificate as to the amount of and specifying in reasonable detail the basis for such increased cost, submitted to the Company and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

           (b) If either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any law or regulation or (ii) the compliance by any Bank with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased  by  or  based upon the existence of  its  Advances  or
Commitment, then the applicable Borrower shall, from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank to the extent that such Bank determined such increase in capital to be allocable to the existence of such Bank's Advances or Commitment. A certificate as to the amount of such increased capital and specifying in reasonable detail the basis therefor, submitted to the Company and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes. Each Bank shall use all reasonable efforts to mitigate the effect upon the applicable Borrower of any such increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among the applicable Borrower and other borrowers of such Bank to which it applies and such Bank shall not be entitled to demand or be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline, or request, such Bank's policy generally to seek to exercise such rights, where available, against other borrowers of such Bank.

           (c)   Notwithstanding the foregoing provisions of this
Section 2.10, (i) the applicable Borrower shall not be required to reimburse any Bank for any increased costs incurred more than three months prior to the date that such Bank notifies the Company in writing thereof and (ii) in the event any Bank grants a participation or assignment in an Advance pursuant to
Section 8.06, such Borrower shall not be obligated to reimburse for increased costs with respect to such Advance to the extent that the aggregate amount thereof exceeds the aggregate amount for which such Borrower would have been obligated if such Bank had not made such participation or assignment.

           SECTION 2.11. Additional Interest on Eurodollar Rate Advances . Each Borrower shall pay to the Administrative Agent for the account of each Bank any costs which such Bank determines are attributable to such Bank's compliance with regulations of the Board (or of any other governmental authority having or asserting lawful jurisdiction over any Canadian Bank) requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Bank in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the applicable period for such Advance from
(ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Company and the Administrative Agent. A certificate setting forth the amount of such additional interest, submitted to the Company and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

           SECTION 2.12. Change in Legality . If any Bank (as used in this paragraph, a "Notifying Bank") shall, at least three Business Days before the date of any requested Borrowing consisting of Eurodollar Rate Advances notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Notifying Bank or its Applicable Lending Office to perform its obligations hereunder to make, fund or maintain Eurodollar Rate Advances hereunder, the right of the Company to select Advances of such Type from such Notifying Bank for such Borrowing or any subsequent Borrowing shall be suspended until such Notifying Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist; provided that during the period when such obligation of such Notifying Bank is suspended, any Borrowing consisting of Eurodollar Rate Advances shall not exceed the Commitments of the applicable Class of the other Banks less the aggregate amount of any Advances (including Competitive Advances) of the applicable Class then outstanding, and shall be made by the other Banks pro rata according to their respective Commitments of the applicable Class.

           SECTION 2.13. Payments and Computations . (a) Each Borrower shall make each payment to be made by it hereunder from a bank account of such Borrower located in the United States (in the case of the Company) or Canada (in the case of a Canadian Borrower) not later than 11:00 a.m. (New York City time) on the day when due to the Administrative Agent at its address referred to in Section 8.02 (or, in the case of payments by a Canadian Borrower, to an account in Canada designated by the Administrative Agent for such purpose) in same-day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds to the Banks entitled thereto for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. All payments required to be made by any Borrower hereunder (whether of principal, interest or otherwise) shall be made (i) in the case of principal of or interest on any US Advance, Eurodollar Rate Advance and Canadian Alternate Base Rate Advance, in US Dollars, (ii) in the case of principal of or interest  on  any  other Canadian Advance, in  Canadian  Dollars,
(iii) in the case of fees, in US Dollars (or in the case of Acceptance Fees, Canadian Dollars), (iv) in the case of payments under Section 8.04(b) in respect of any Advance, in the currency in which such Advance is denominated, (v) in the case of any indemnification or expense reimbursement obligation, in US Dollars or, if requested by a Canadian Bank with respect to any such payment due to it, in Canadian Dollars, or (vi) in all other cases, US Dollars.

           (b)   Subject  to  Section 8.19, all  computations  of
interest based on the US Alternate Base Rate or Canadian Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, when determined by reference to the US Prime Rate or the US Base Rate, respectively, and on the basis of a year of 360 days at all other times; and all computations of fees and of interest based on the Eurodollar Rate or the Fixed Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the applicable Borrower will not make such payment in full, the Administrative Agent may assume that the applicable Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate (in the case of amounts payable in US Dollars) or at the Canadian Prime Rate plus 1% (in the case of amounts payable in Canadian Dollars).

           (e) Each Bank shall maintain on its books a loan account in the name of each Borrower in which shall be recorded all Advances made by such Bank to such Borrower, the interest rate, the currency and the maturity date of each such Advance and all payments of principal and interest made by each Borrower with respect to such Advances. The obligation of each Borrower to repay the Advances made by each Bank and to pay interest thereon shall be evidenced by the entries from time to time made in the loan account of such Bank maintained pursuant to this
Section 2.13(e); provided that the failure to make an entry with respect to an Advance shall not affect the obligations of any Borrower hereunder with respect to such Advance. In case of any dispute, action or proceeding relating to any Advance, the entries in such loan account shall be prima facie evidence of the amount of such Advance and of any amounts paid or payable with respect thereto.

           (f) The Administrative Agent shall maintain on its books a set of accounts in which shall be recorded all Advances made by the Banks to each Borrower, the interest rates, the currencies and maturity dates of such Advances and all payments of principal and interest made thereon. In case of any discrepancy between the entries in the Administrative Agent's books and the entries in any Bank's books, such Bank's records shall be considered correct, in the absence of manifest error.

           SECTION 2.14. Taxes on Payments . (a) All payments made by each Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings, imposed, levied, collected, withheld, or assessed by the United States of America or Canada (or by any political subdivision or taxing authority thereof or therein) as a result of (i) the introduction after the date hereof of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (ii) any change after the date hereof in any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iii) any change after the date hereof in the interpretation or application of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iv) any such taxes, imposts, duties, charges, fees, deductions, or withholdings being imposed, levied, collected, withheld, or assessed at a greater rate than the rate that would have been applicable had such an introduction or change not been made, but only to the extent of the increase in such rate ("Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to or for the account of any Bank hereunder, the amounts so payable to or for the account of such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts payable to or for the account of such Bank under this Agreement prior to such introduction or change. Whenever any Withholding Tax is payable by any Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent, for the account of such Bank, a certified copy of an original official receipt showing payment thereof. If any Borrower fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of any Bank the required receipts or other required documentary evidence, such Borrower shall indemnify such Bank or the Administrative Agent for any incremental taxes, interest, or penalties (including any Withholding Taxes imposed or asserted on or attributable to amounts payable under this Section) that may become payable by such Bank or the Administrative Agent as a result of any such failure.

           (b) At least four Business Days prior to the first Borrowing or, if the first Borrowing does not occur within thirty days after the date of execution of this Agreement, by the end of such thirty-day period, each Bank (other than a Canadian Bank) that is organized outside the United States agrees that it will deliver to the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 (or such other documentation or information as may, under applicable United States Federal income tax statutes or regulations, be required in order to claim an exemption or reduction from United States income tax withholding by reason of an applicable treaty with the United States, including, after December 31, 2000, Internal Revenue Service Form W-8BEN, such documentation or other information being hereafter referred to as "Form 1001") or Form 4224 or such other documentation or information as may, under applicable United States Federal income tax statutes or regulations, be required in order to claim an exemption from United States income tax withholding for income that is effectively connected with the conduct of a trade or business within the United States, including, after December 31, 2000, Internal Revenue Service Form W-8ECI, such documentation or other information being hereafter referred to as "Form 4224"), as the case may be, in the case of a Bank claiming exemption from US Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto, including, after December 31, 2000, Internal Revenue Service Form W-8BEN (and, if such Bank delivers a Form W-8, a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent
shareholder   of   the   Borrower   (within   the   meaning    of
Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), indicating in each case that such Bank is either entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or, as the case may be, is subject to such limited deduction or withholding. Each Bank which delivers to the Company and the Administrative Agent such forms pursuant to the next preceding sentence further undertakes to deliver to the Company and the Administrative Agent two further copies of such forms or successor applicable form or certificate, as the case may be, as and when the previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless in any of such cases an event has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable.

           (c) If at any time any Bank by reason of payment by any Borrower of any Withholding Taxes obtains a credit against, or return or reduction of, any tax payable by it, or any other currently realized tax benefit, which it would not have enjoyed but for such payment ("Tax Benefit"), such Bank shall thereupon pay to such Borrower the amount which such Bank shall certify to be the amount that after payment, will leave such Bank in the same economic position it would have been in had it received no such Tax Benefit ("Equalization Amount"); provided, however, that if such Bank shall subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, such Borrower shall promptly remit to such Bank the amount certified by such Bank to be the amount necessary to restore such Bank to the position it would have been in if no payment had been made pursuant to this Section 2.14(c); provided further, however, that if such Bank shall be prevented by applicable law from paying such Borrower all or any portion of the Equalization Amount owing to such Borrower such payment need not be made to the extent such Bank is so prevented and the amount not paid shall be credited to the extent lawful against future payment owing to such Bank; provided further, however, that the aggregate of all Equalization Amounts paid by any Bank to any Borrower shall in no event exceed the aggregate of all amounts paid by such Borrower to such Bank in respect of Withholding Taxes plus, in the case of a Tax Benefit that occurs by reason of a refund interest actually received from the relevant taxing authority with respect to such refund. A certificate submitted in good faith by any Bank pursuant to this Section 2.14(c) shall be deemed conclusive absent manifest error.

           (d) In the event a Bank shall become aware that any Borrower is required to pay any additional amount to it pursuant to Section 2.14(a), such Bank shall promptly notify the Administrative Agent and the Company of such fact and shall use reasonable efforts, consistent with legal and regulatory restrictions, to change the jurisdiction of its Applicable Lending Office if the making of such change (i) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, (ii) would not, in the good faith determination of such Bank, be disadvantageous for regulatory or competitive reasons to such Bank, and (iii) would not require such Bank to incur any cost or forego any economic advantage for which the applicable Borrower shall not have agreed to reimburse and indemnify such Bank.

           (e)   Notwithstanding the foregoing provisions of this
Section 2.14, in the event any Bank grants a participation in any Advance pursuant to Section 8.06, no Borrower shall be obligated to pay any taxes, imposts, duties, charges, fees, deductions, or withholdings to the extent that the aggregate amount thereof exceeds the aggregate amount for which such Borrower would have been obligated if such Bank had not granted such participation.

           SECTION 2.15. Sharing of Payments, Etc. If any Bank or Canadian Bank, as applicable, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Contract Advances made, or Drafts accepted, by it (other than pursuant to Sections 2.10, 2.14, 2.16, 8.04, or 8.06 hereof) in excess of its ratable share of payments on account of the Contract Advances or Drafts, as applicable, obtained by all the Banks or Canadian Banks, as applicable, then such Bank shall forthwith purchase from the other Banks or Canadian Banks, as applicable, through the Administrative Agent such participations in the Contract Advances made, or Drafts accepted, by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank or Canadian Bank, as applicable, shall be rescinded, and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion that (i) the amount of such Bank's required repayment bears to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank or Canadian Bank, as applicable, so purchasing a participation from another Bank or Canadian Bank, as applicable, pursuant to this
Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. Nothing herein shall require any payment which will result in any adverse withholding tax consequence to any Borrower in any jurisdiction.

           SECTION 2.16. Removal of a Bank . The Company shall have the right, by giving at least 15 Business Days' prior notice in writing to the affected Bank and the Administrative Agent, at any time when no Event of Default and no event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is then continuing, to remove as a party hereto any Bank having a credit rating of C/D (or its equivalent) or lower by Thomson BankWatch, Inc. (or any successor thereto), such removal to be effective as of the date specified in such notice from the Company (a "Removal Date"), which date, for any Eurodollar Rate Contract Advance, shall be the last day of an Interest Period and, for any Competitive Advance or Acceptance, shall be the maturity date of such Competitive Advance or Acceptance; provided that no such Bank may be removed if it does not have a Commitment at the time. On any Removal Date, the Borrowers shall repay all the outstanding Advances of the affected Bank applicable to such Removal Date, together with all accrued interest, fees, and all other amounts owing hereunder to such Bank. Upon each such Removal Date and receipt of the related payment referred to above, the Commitment relating to the Advances so paid on such Removal Date, together with all unused Commitment, of such affected Bank shall terminate, and such Bank shall cease thereafter to constitute a Bank hereunder. The Company shall have the right to offer to one or more Banks the right to increase their Commitments up to, in the aggregate for all such increases, the Commitment of any Bank which is removed pursuant to the foregoing provisions of this Section 2.16 (such Commitment being herein called an "Unallocated Commitment") effective on the relevant Removal Date, it being understood that no Bank shall be obligated to increase its Commitment in response to any such offer. The Company shall also have the right to offer all or any portion of an Unallocated Commitment to one or more Eligible Assignees not parties hereto having a credit rating higher than C/D (or its equivalent) by Thomson BankWatch, Inc. (or any successor thereto), and, upon each such bank's acceptance of such offer and execution and delivery of an instrument agreeing to the terms and conditions hereof (including, without limitation, the provisions of Section 8.06 regarding Bank assignments), each such bank shall become a Bank hereunder with a Commitment in an amount specified in such instrument. The obligations of the Borrowers described in Sections 2.10, 8.04, and 8.15 shall survive for the benefit of any Bank removed pursuant to this Sections 2.16, notwithstanding such removal.

          SECTION 2.17.  Canadian Borrowers; Canadian Commitments
 .   (a)  The Company may at any time designate one or more of its wholly-owned Subsidiaries organized under the laws of Canada or any jurisdiction therein as a Canadian Borrower in accordance with this Section. Any such designation shall be made by written notice to the Administrative Agent signed on behalf of the Company and the Canadian Borrower designated therein and shall contain an undertaking, in form reasonably satisfactory to the Administrative Agent, on behalf of such Canadian Borrower to be bound by the provisions of this Agreement applicable to such Canadian Borrower. The Company also may at any time terminate the designation of any Canadian Borrower as a Borrower hereunder by written notice to the Administrative Agent; provided, however, that any such termination shall not be made at a time when any Canadian Advances to such Canadian Borrower are outstanding and, in any event, shall not affect such Canadian Borrower's liability for any of its Obligations hereunder.

           (b) The Company may on each March 31, June 30, September 30 and December 31, by written notice to the Administrative Agent given not less than ten Business Days prior to the end of the applicable quarter, allocate or reallocate the Commitments of Canadian Banks hereunder and, if applicable, the Designated Bank Affiliates, between US Commitments and Canadian Commitments of Canadian Schedule I Banks or Canadian Schedule II Banks and their Designated Bank Affiliates, as the case may be; provided, however, that (i) the sum of any US Commitment and Canadian Commitment of any Canadian Schedule I Bank, or the sum of the Canadian Commitment of any Canadian Schedule II Bank and US Commitment of its Designated Bank Affiliate, shall not at any time exceed its Commitment, (ii) the aggregate amount of the Canadian Commitments shall not at any time exceed the Maximum Canadian Allocation Amount and (iii) after giving effect to any such allocation or reallocation (A) the Canadian Exposure shall not exceed the Canadian Commitments, (B) the aggregate principal amount of outstanding US Advances shall not exceed the US Commitments, (C) the Assigned Dollar Value of the aggregate principal amount of outstanding Canadian Contract Advances of any Canadian Bank shall not exceed its Canadian Commitment and (D) the aggregate principal amount of outstanding US Contract Advances of any Canadian Schedule I Bank or of any Designated Bank Affiliate shall not exceed its US Commitment. Allocations and reallocations of Commitments of Canadian Schedule I Banks and Canadian Schedule II Banks and their Designated Bank Affiliates pursuant to this Section shall be made ratably among the Canadian Banks in accordance with their respective Maximum Canadian Commitment Amounts.

          (c) The Administrative Agent shall notify the Banks of any designation by the Company of a Canadian Borrower or termination of such designation, or any allocation or reallocation of Commitments of Canadian Banks, promptly following receipt of notice thereof from the Company.

           SECTION 2.18. Canadian Banker's Acceptances . All Acceptances and Acceptance Borrowings shall be made as provided in Annex I and the Canadian Banks and Canadian Borrowers hereby agree to be bound by the terms of Annex I. Annex I is incorporated herein by reference and forms a part of this Agreement.


                ARTICLE III
          CONDITIONS OF LENDING

           SECTION 3.01. Conditions Precedent to Closing . The amendment and restatement of the Original Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.01):

           (a) The Administrative Agent (or its counsel) shall have received from the Borrower, ACC, the Guarantor and Banks constituting the Majority Banks either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this
Agreement) that such party has signed a counterpart of this Agreement.

           (b)  The Administrative Agent shall have received  (i)
(A) a copy of the certificate of incorporation, including all amendments thereto, of each of the Guarantor, the Company and ACC, certified as of a recent date by the Secretary of State of the state of its jurisdiction of organization, in the case of the Guarantor and the Company, and the Registrar of Companies of the Province of Alberta, in the case of ACC, and (B) a certificate as to the good standings of each of the Guarantor and the Company as of a recent date, from such Secretary of State and a certificate as to the status of ACC as of a recent date, from such Registrar; and (ii) a certificate of the Secretary or Assistant Secretary of each of the Guarantor, the Company and ACC dated the Restatement Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Guarantor, the Company and ACC, as the case may be, as in effect on the Restatement Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or the Executive Board of Directors of the Guarantor, the Company and ACC, as the case may be, authorizing the execution, delivery, and performance of this Agreement, (C) that the certificate of incorporation of each of the Guarantor, the Company and ACC, as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Guarantor, the Company and ACC, as the case may be.

           (c) The Administrative Agent shall have received a favorable opinion of the General Counsel or General Attorney of the Guarantor, to the effect that:

               (i) the Guarantor is validly existing and in good standing under the laws of the State of Delaware;

                (ii) the Guarantor is qualified to do business as a foreign corporation and is in good standing in the States of Kansas, Louisiana, Oklahoma and Texas;

               (iii) this Agreement has been duly authorized, executed and delivered by the Guarantor;

                (iv) the execution, delivery and performance by the Guarantor of this Agreement will not conflict with the restated certificate of incorporation or bylaws of the Guarantor, each as in effect on the date of such opinion;

                (v) the execution, delivery and performance of this Agreement will not (x) contravene any applicable provision of any applicable law or applicable order or
     (y) violate any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Guarantor or affecting its property;

                (vi) no authorization, consent or approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Guarantor of this Agreement; and

               (vii) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Guarantor from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

In rendering such opinion, the General Counsel or General Attorney of the Guarantor shall opine only as to the matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. Such counsel may also state that he or she has relied on certificates of state officials as to qualification to do business and good standing, certificates of officers of each of the Guarantor and the Company and other sources believed by him or her to be responsible.

           (d) The Administrative Agent shall have received a favorable opinion of Andrews & Kurth L.L.P., special New York counsel to the Guarantor, to the effect that:

                (i) this Agreement constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability; and

                (ii) no authorization, consent or approval of any governmental body or agency of the State of New York or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Guarantor of this Agreement.

           (e) The Administrative Agent shall have received a certificate of a responsible officer of each of the Guarantor and the Company to the effect that:

                (i) the representations and warranties contained in Article IV are true and accurate on and as of such date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);
               (ii) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or lapse of time, or both; and

                (iii)      the Guarantor and the Company  are  in
     compliance with all of the terms, covenants and conditions of this Agreement which are binding upon it.

           (f) The Administrative Agent for the benefit of the Banks shall have received all interest, Facilities Fees and other fees accrued and unpaid under the Original Credit Agreement to (but excluding) the Restatement Date.

           (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

          Upon the effectiveness of this Agreement:

           (a)   the  Original  Credit Agreement  (including  all
Exhibits and Schedules thereto) shall be amended and restated to read in its entirety as set forth herein; and

           (b)   as  used  in the Loan Papers, the  term  "Credit
Agreement" shall, unless the context otherwise requires, mean this Agreement as amended and restated herein;

provided, however, that the execution, delivery and effectiveness of this Agreement shall not affect the obligations accrued in respect to any principal, interest, fees or other amounts under the Original Credit Agreement.

           The  Administrative  Agent shall promptly  notify  the
Guarantor and the Banks of the occurrence of the Restatement Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments to the Original Credit Agreement that would be effected hereby shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.01) at or prior to 3:00 p.m., New York City time, on October 31, 2000 (and, in the event such conditions are not so satisfied or waived, the Original Credit Agreement shall continue to remain in full force and effect without giving effect to any amendments thereto contemplated hereby).

          SECTION 3.02. Conditions Precedent to Each Borrowing . The obligation of each Bank to make an Advance in connection with any Borrowing (including without limitation, any Borrowing on or after the Restatement Date) shall be subject to the further conditions precedent that on the date of such Borrowing,

           (a) Administrative Agent shall have received a Notice of Contract Borrowing or Notice of Competitive Borrowing (or, in the case of a Canadian Borrowing comprised of Acceptances, a Notice of Drawing), executed and completed by a Financial Officer, and

           (b) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Notice of Competitive Borrowing (or, in the case of a Canadian Borrowing comprised of Acceptances, a Notice of Drawing) and the acceptance by the applicable Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Company and Guarantor that on the date of such Borrowing such statements are true):

                (i) the representations and warranties contained in Article IV are true and correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

                (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default.

            SECTION   3.03.   Conditions  Precedent  to  Canadian
Borrowings . The obligation of each Canadian Bank to make a Canadian Advance to any Canadian Borrower shall be subject to the further conditions precedent that (a) such Canadian Borrower shall have become a Canadian Borrower in accordance with Section
2.17 and shall not have ceased to be a Canadian Borrower and (b) in the case of the initial Canadian Advance to any Canadian Borrower, the Administrative Agent shall have received a certificate of status of such Canadian Borrower, a certified copy of authorizing resolutions of such Canadian Borrower, a certificate of incumbency of such Canadian Borrower, the constating document of such Canadian Borrower and such other documents, certifications and opinions as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of such Canadian Borrower, the authorization of the Transactions to be entered into by it and the validity and binding effect of this Agreement upon such Canadian Borrower, all in form and substance satisfactory to the Administrative Agent and its counsel.


            ARTICLE IV
  REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Representations and Warranties  by  the
Company .  The Company represents and warrants as follows:

           (a) Each Borrower is a corporation duly organized, validly existing and, in the case of the Company, in good standing under the laws of the jurisdiction in which it is organized.

           (b) The Transactions are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting any Borrower.

           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body, or other Person is required for the due execution,  delivery  and performance  by  the  Company  of  this
Agreement or the consummation by any Borrower of the Transactions, except such as have been duly obtained or made and are in full force and effect.

           (d) This Agreement is the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms.

           SECTION 4.02.  Representations and Warranties  by  the
Guarantor .  The Guarantor represents and warrants as follows:

           (a) The Guarantor (i) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect upon the business of the Guarantor and its Subsidiaries taken as a whole.

           (b) This Agreement has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

           (c) The execution, delivery and performance of this Agreement will not conflict with any provision of (i) the restated certificate of incorporation or bylaws of the Guarantor or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Guarantor.
           (d) No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance of this Agreement by the Guarantor.

           (e) To the knowledge of the Guarantor, there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of the Guarantor, will result in a final determination which would have the effect of preventing the Guarantor from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

           (f) The consolidated balance sheets of the Guarantor and its Subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, certified by KPMG LLP, present fairly the consolidated financial position of the Guarantor and its Subsidiaries at December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles applied on a consistent basis. The consolidated balance sheet of the Guarantor and its Subsidiaries as of June 30, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended, fairly present the financial condition of the Guarantor and its Subsidiaries as at such date and for the period then ended, in conformity with generally accepted accounting principles applied on a consistent basis (subject to year end audit adjustments). Since June 30, 2000, there has been no material adverse change in the consolidated financial position or results of operations of the Guarantor and its Subsidiaries which would have the effect of preventing the Guarantor from carrying on its business or from meeting its current and anticipated obligations on a timely basis.


                       ARTICLE V
                       COVENANTS

           So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Guarantor will, unless the Majority Banks shall otherwise consent in writing:

            (a) Reporting Requirements. The Guarantor will furnish to each Bank: (i) within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; (ii) within 60 days after the close of each of the first three quarters of each of the Guarantor's fiscal years a statement by a responsible officer of the Guarantor stating whether to the knowledge of the Guarantor an event has occurred during such period and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto; (iii) within 120 days after the close of each of the Guarantor's fiscal years a statement by a responsible officer of the Guarantor stating whether to the knowledge of the Guarantor an event has occurred during such period and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto; (iv) within five Business Days after the Guarantor becomes aware of the occurrence of any event which constitutes an Event of Default, or would constitute an Event of Default with the passage of time or the giving of notice, or both, if such occurrence is then continuing notice of such occurrence together with a statement by a responsible officer of the Guarantor stating the facts with respect thereto; and (v) such other information respecting the financial condition or operations of the Guarantor and its Subsidiaries as any Bank may from time to time reasonably request.

            (b) Limitations on Sales and Leasebacks. The Guarantor will not itself, and will not permit any of its Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Guarantor or any of its Subsidiaries for a period, including renewals, in excess of three years, of any Principal Property which has been or is to be sold or transferred more than 180 days after the completion of construction and commencement of full operation thereof, by the Guarantor or any of its Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either:

               (i) the Guarantor or such Subsidiary could create Indebtedness secured pursuant to Section 1005 of the Public Indenture on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without equally and ratably securing the Advances; or

                (ii) the Guarantor within 180 days after the sale or transfer shall have been made by the Guarantor or by one of its Subsidiaries, applies an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (B) the net amount (after deducting applicable reserves) at which such Principal Property is carried on the books of the Guarantor or such Subsidiary at the time of entering into such arrangement, to the retirement of Indebtedness of the Guarantor.

           (c) Compliance with Indenture. The Guarantor will comply with the provisions of Sections 1004 and 1005 of the Public Indenture (a true and complete copy of which the Guarantor hereby represents has been furnished to each Bank), which provisions, together with related definitions, are hereby incorporated herein by reference for the benefit of the Banks and shall continue in effect for purposes of this Article V regardless of termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this
Article V, (a) references in the Public Indenture to "the Securities" shall be deemed to refer to the obligations of the Guarantor to pay the Guarantied Obligations, (b) references in the Public Indenture to "the Trustee" shall be deemed to refer to the Administrative Agent, (c) references in the Public Indenture to "this Indenture" shall be deemed to refer to this Agreement and (d) references in the Public Indenture to "supplemental indentures" shall be deemed to refer to supplements to this Agreement.

           (d) Limitation on Mortgages. The Guarantor will not, and will not permit any of its Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a mortgage on oil, gas, coal or other minerals in place, or on related leasehold or other property interest, which is incurred to finance development or production costs if the aggregate amount of all such Indebtedness exceeds 10% of Consolidated Net Tangible Assets (as defined in the Public Indenture).

           (e) Consolidated Stockholders' Equity. The Guarantor will maintain, at the end of each calendar quarter, Consolidated Stockholders' Equity of at least $650,000,000 exclusive of the effect of any noncash writedowns made subsequent to the date hereof.

           (f) Indebtedness to Capitalization Ratio. At the end of each calendar quarter, Consolidated Indebtedness divided by Total Capital shall not exceed 60%. For purposes of this provision "Total Capital" is equal to the sum of Consolidated
Stockholders' Equity, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness, each at such time.

          (g) Insurance. The Guarantor will, and will cause the Company and ACC to, at all times maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts customarily carried by companies engaged in the same or similar business and similarly situated.

           (h) Use of Proceeds. The Guarantor will cause the Borrowers to use, the proceeds of Advances for general corporate purposes and to repurchase or refinance, from time to time, commercial paper issued by any of the Borrowers, and such proceeds will not be used, directly or indirectly, or for any other purpose which would result in a violation of any law, rule or regulation, including Regulation U of the Board of Governors of the Federal Reserve System, known to the Guarantor.


                   ARTICLE VI
               EVENTS OF DEFAULT

           If any of the following events ("Events of Default") shall occur and be continuing:

           (a) any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable and such default shall continue for a period of three Business Days; or

          (b) any Borrower shall fail to pay any interest on any Advance or any fee payable hereunder or under any agreement executed in connection herewith when the same becomes due and payable and such failure shall remain unremedied for ten days; or

          (c) any representation or warranty made by the Company or the Guarantor herein or by any Borrower (or any of its officers) in connection with this Agreement (including, without limitation, any representation or warranty deemed made by the Company or the Guarantor at the time of any Advance pursuant to
Article III) shall prove to have been incorrect in any material respect when made or deemed made; or
          (d) the Company or the Guarantor shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company and the Guarantor by the Administrative Agent or any Bank; or

           (e) the Guarantor or any Subsidiary shall (i) default in the payment of principal of any Indebtedness in an aggregate principal amount in excess of $25,000,000 (other than the Advances) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or
(ii) default in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist unremedied or unwaived, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, with the giving of notice if required, but without the passage of any additional time, such Indebtedness to become due prior to its stated maturity; or

           (f) (i) the Guarantor or any Borrower shall commence any case, proceeding, or other action, or make any filing (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or the Guarantor or any Borrower shall make a general assignment for the benefit of its creditors; or

                 (ii) there shall be commenced against the Guarantor or any Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, or unbonded for a period of 60 days; or

                (iii) there shall be commenced against the Guarantor or any Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                (iv) the Guarantor or any Borrower shall take any action in furtherance of or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

               (v) the Guarantor or any Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
           (g)   any  "Event of Default" described in the  Public
Indenture shall occur; or

          (h)  a Change of Control shall occur;

then, and in any such event, the Administrative Agent

                (i)   shall  at  the request,  or  may  with  the
     consent, of the Majority Banks, by notice to the Guarantor and the Company, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate;

                (ii) shall at the request, or may with the consent, of Banks owed at least 51% of the then aggregate unpaid principal amount of the Advances owing to Banks
     (based on the Assigned Dollar Values, in the case of Canadian Advances denominated in Canadian Dollars), by notice to the Guarantor and the Company, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

                (iii) shall at the request, or may with the consent, of Banks owed at least 51% of the then aggregate unpaid principal amount of the Advances owing to Banks
     (based on the Assigned Dollar Values, in the case of Canadian Advances denominated in Canadian Dollars), require the Borrowers to deposit with the Canadian Sub-Agent cash collateral, in Canadian Dollars in an amount equal to the aggregate unmatured Acceptances then outstanding, to be held by the Canadian Sub-Agent as security for the repayment of such outstanding Acceptances, and the Borrowers hereby agree to make such deposits; and

                (iv) shall at the request, or may with the consent, of the Majority Banks, exercise any and all other legal and equitable rights afforded by the Loan Papers, applicable law, or in equity, including, but not limited to, the right to bring suit or other proceedings for specific performance or otherwise in aid of any right granted to Administrative Agent or any Bank hereunder; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Subsidiaries or the Guarantor under the Federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived by the Guarantor and the Borrowers.


               ARTICLE VII
        THE ADMINISTRATIVE AGENT

           SECTION 7.01. Authorization and Action . Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the amounts due hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Advances; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement.

           SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

           (a) may consult with legal counsel (including counsel for the Company or the Guarantor), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

           (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement;

          (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower;

           (d)  shall not be responsible to any Bank for the  due
execution,   legality,  validity,  enforceability,   genuineness,
sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

           (e) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram or cable) believed by it to be genuine and signed or sent by the proper party or parties.
           SECTION 7.03. Administrative Agent and Affiliates . With respect to its Commitment, The Chase Manhattan Bank shall have the same rights and powers under this Agreement as any other Bank, and may exercise the same as though it were not the Administrative Agent and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include The Chase Manhattan Bank in its individual capacity. The Chase Manhattan Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of the Guarantor or any such Subsidiary, all as if The Chase Manhattan Bank were not the Administrative Agent and without any duty to account therefor to the Banks.

           SECTION 7.04. Bank Credit Decision . Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION 7.05. Indemnification . The Banks agree to indemnify the Administrative Agent, acting in its agency capacity, (to the extent not reimbursed by the Borrowers), ratably as computed as set forth below from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to, or arising out of, this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or wilful misconduct.
Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers. For purposes of this Section 7.05, ratable allocations among the Banks shall be made (i) in respect of any demand by the Administrative Agent prior to termination of the Commitments, according to the respective amounts of their
Commitments and (iii) thereafter according to the respective principal amounts of the Advances then outstanding to them.

           SECTION 7.06. Successor Administrative Agent . The Administrative Agent may resign at any time by giving written notice thereof to the Banks, the Guarantor and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent with the consent of the Guarantor and the Company (which consent shall not be required if at the time of such appointment any Event of Default or an event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          SECTION 7.07. Canadian Sub-Agent . The Administrative Agent may appoint a sub-agent to perform the duties and responsibilities of the Administrative Agent with respect to
Canadian Advances. Any such sub-agent so appointed shall be entitled to all of the benefits and immunities of the Administrative Agent under this Agreement, including those granted under this Article VII, in its capacity as such. The Administrative Agent hereby appoints The Chase Manhattan Bank of Canada as the initial sub-agent of the Administrative Agent pursuant to this Section.



                    ARTICLE VIII
                    MISCELLANEOUS

           SECTION 8.01. Amendments, Etc . No amendment or waiver of any provision of this Agreement nor consent to any departure by the Guarantor or any Borrower therefrom, shall in any event be effective, unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase, or extend the scheduled termination of, the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, or change the currency of payment of, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) make any change which would alter the percentage of the Commitment, or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall otherwise be required for the Banks or any of them to take any action hereunder, (f) release the Anadarko Guaranty, or (g) amend this
Section 8.01, and; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

           SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic or cable communication) and telecopied, mailed, telegraphed, cabled or delivered, if to the Company, at its address at P.O. Box 7, 801 Cherry Street, Fort Worth, Texas 76101; if to any Canadian Borrower, to it in care of the Company; if to the Guarantor, to it at 1200 Timberloch Place, The Woodlands, Texas 77380, Attention: Treasurer; if to any Bank listed on Schedule I hereto, at its Notice Address specified opposite its name on Schedule I hereto; if to any other Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Bank; if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Muniram Appanna (Telecopy No.
(212) 552-5777) and (in the case of Competitive Advances) Chris Consomer (Telecopy No. (212) 552-5627) and, in all cases, to The Chase Manhattan Bank, P.O. Box 660197, Dallas, Texas 75266-0197,
Attention: Alana Rahn (Telecopy No. (214) 270-3897); if to the Canadian Sub-Agent (in the case of notices relating to Canadian Advances), to The Chase Manhattan Bank of Canada, 100 King Street West, Suite 6900, Toronto, Ontario, Canada M5X1A4, Attention:
Funding Officer (Telecopy No. (416) 216-4162); or, as to the Company, the Guarantor, any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Guarantor, the Company and the Administrative Agent. All such notices and communications shall, when telecopied, mailed, telegraphed, or cabled, be effective when sent by telecopy, deposited in the mails, delivered to the telegraph company, or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. The Administrative Agent shall be entitled to rely on any oral notice made pursuant to Section 2.03(a)(v) believed by it to be genuine and made by the proper party or parties, and the Borrowers and the Banks, as the case may be, agree to be conclusively bound by the Administrative Agent's records in respect of any such notice.

          SECTION 8.03. No Waiver; Remedies . No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 8.04. Costs, Expenses and Taxes . (a) The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and all costs and expenses, if any, (including, without limitation, reasonable counsel fees and expenses), incurred by the Administrative Agent or any Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from the execution and delivery of this Agreement and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          (b) If any payment of principal of any Eurodollar Rate Contract Advance, or Competitive Advance is made by any Borrower to or for the account of a Bank, other than on the last day of the Interest Period for such Contract Advance, or on the maturity date of such Competitive Advance, as the case may be, or as a result of a payment pursuant to Section 2.07, or as a result of acceleration of the maturity of the Advances pursuant to Article VI, or for any other reason, or by an Eligible Assignee to a Bank, other than on the last day of the Interest Period (or the final maturity date in the case of a Competitive Advance) for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.06 as a result of the exercise by the Company of its rights pursuant to Section 8.07, or an assignment of rights and obligations under this Agreement pursuant to Section 2.16 as a result of a demand by the Company, or if the Company fails to convert or continue any Contract Advance hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.04, the Borrower in respect of such Advance shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or failure, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance. A certificate of such Bank setting forth the amount demanded hereunder and the basis therefor shall, in the absence of manifest error, be conclusive and binding for all purposes.

          SECTION 8.05.  Intentionally Omitted.

           SECTION 8.06. Binding Effect and Assignment . This Agreement shall be binding upon and inure to the benefit of the Company and the Guarantor, the Canadian Borrowers and the Banks and their respective successors and assigns, except that none of the Company, the Guarantor nor any Canadian Borrower may assign or transfer its rights hereunder without prior written consent of the Banks. A Bank may not assign or transfer its rights hereunder, subject to any legal or regulatory requirements, without prior written consent of the Guarantor, provided, however, that each Bank may at any time grant participations in its Loans and its Commitments ("Participations") to other Persons (such Persons being herein called "Participants"). The Company and the Guarantor agree that each Participant shall be deemed to be a "Bank" for purposes of Sections 2.10, 2.14 and 8.04(b) with respect to its Participations outstanding from time to time. Each Bank agrees with the Company and the Guarantor that (a) each such Participation shall be created in the ordinary course of the commercial banking business of such Bank and (b) such
Participation shall be created by such Bank in compliance with all applicable laws. Each Bank agrees that the creation of Participations shall require no action on the part of the Company or the Guarantor. The creation of a Participation shall not give any Participant any rights under this Agreement nor shall it relieve any Bank of its obligations under this Agreement. Each assignment will be subject to the payment of a service fee of $3,000 to the Administrative Agent by the parties to such assignment.

           SECTION  8.07.  Termination and Substitution of  Bank.
(a) If the obligation of any Bank to make, convert Loans into or continue Eurodollar Loans has been suspended pursuant to Section 2.12, (ii) any Bank has demanded compensation under Section 2.10 or 2.14, the Company may, upon three Business Days' notice to such Bank through the Administrative Agent, prepay in full all of the outstanding Advances of such Bank, or its assignee, together with accrued interest thereon to the date of prepayment and all other amounts payable hereunder to such Bank accrued to the date of prepayment, and concurrently therewith terminate this
Agreement with respect to such Bank by giving notice of such termination to the Administrative Agent and such Bank.

          (b) If any Bank becomes a Defaulting Bank, the Company may, in its sole discretion and without prejudice to any right or remedy that the Company or the Guarantor may have against such Defaulting Bank with respect to, on account of, arising from or relating to any event pursuant to which such Bank shall be a Defaulting Bank, upon notice to such Defaulting Bank and the Administrative Agent, (i) if at such time there are no Loans of such Defaulting Bank outstanding, terminate this Agreement with respect to such Defaulting Bank, or (ii) if at such time such Defaulting Bank shall have Loans outstanding, subject to obtaining a substitute bank or banks to assume the Commitment of such Defaulting Bank pursuant to subsection (c) below, terminate this Agreement with respect to such Defaulting Bank and prepay in full the outstanding Loans of such Defaulting Bank together with accrued interest to the date of prepayment, provided that the provisions of Section 8.04(b) shall not apply to any such prepayment.

           (c) If the Company terminates this Agreement with respect to any Bank under this Section 8.07, the Company shall use its best efforts, with the assistance of the Administrative Agent, to seek an Eligible Assignee to assume the Commitment of such relevant Bank.

           (d) Notwithstanding the foregoing, the Administrative Agent, the Canadian Sub-Agent, the Banks and the Borrowers acknowledge that The Toronto-Dominion Bank has granted or may grant an unfunded participation in respect of a portion of its Canadian Commitment in favor of The Chase Manhattan Bank and that so long as such participation remains in effect, The Chase Manhattan Bank shall be treated as a Bank for purposes of (and solely for purposes of) voting on all matters requiring the approval of the Banks or the Majority Banks, as the case may be, under this Agreement and the other Loan Papers, and shall be entitled to receive any information that a Bank is entitled to receive under this Agreement.

          SECTION 8.08.  GOVERNING LAW .  THIS AGREEMENT SHALL BE
GOVERNED  BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS  OF  THE
STATE OF NEW YORK.

           SECTION 8.09. Exceptions to Covenants . Neither the Guarantor or the Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

           SECTION 8.10. Survival . All covenants, agreements, undertakings, representations and warranties made in any of the Loan Papers survive all closings under the Loan Papers until payment in full of the Obligation and termination of this Agreement, except that Sections 2.10, 2.11, 2.14, 7.05, 8.04 and
8.15 (together with any other provisions in the Loan Papers which expressly provides that it shall survive termination of this Agreement) shall survive termination of this Agreement; and such covenants, agreements, undertakings, representations and warranties, except as otherwise indicated, are not affected by any investigation made by any party.

           SECTION 8.11. Invalid Provisions . Any provision in any Loan Paper held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Banks and the Borrower or Borrowers party to the affected Loan Paper agree to negotiate in good faith the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

           SECTION 8.12. Maximum Rate . Regardless of any provision contained in any Loan Paper, no Bank shall ever be entitled to contract for, charge, take, reserve, receive or apply as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Banks ever do so, then any excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the applicable Borrower or Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrowers and Banks shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and Banks and the Borrowers agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for its actual period of existence thereof exceeds the Maximum Amount, Banks shall refund any excess (and Banks shall not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).

           SECTION 8.13. Execution in Counterparts . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           SECTION 8.14. Not in Control . Nothing in any Loan Paper gives or may be deemed to give to Administrative Agent or any Bank the right to exercise control over the Guarantor, the Company or any of their respective Subsidiaries' property, other assets, affairs or management or to preclude or interfere with the Guarantor, the Company or any of their respective Subsidiaries' compliance with any law or require any act or omission by the Guarantor, the Company or any such Subsidiary that may be harmful to Persons or property. Any materiality or substantiality qualifier of any representation, warranty, covenant, agreement or other provision of any Loan Paper is included for credit documentation purposes only and does not imply, and shall not be deemed to mean, that Administrative Agent or any Bank acquiesces in any noncompliance by the Guarantor, the Company or any of their respective Subsidiaries with any law, document, or otherwise or does not expect the Guarantor, the Company or any of their respective Subsidiaries to promptly, diligently and continuously carry out all appropriate removal, remediation, compliance, closure or other activities required or appropriate in accordance with all Environmental Laws.

           SECTION  8.15.  INDEMNIFICATION .  THE  COMPANY  SHALL
INDEMNIFY, PROTECT, AND HOLD THE ADMINISTRATIVE AGENT, CHASE SECURITIES INC., EACH BANK, AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) ANY LOAN PAPERS OR TRANSACTION CONTEMPLATED BY ANY LOAN PAPER (INCLUDING, WITHOUT LIMITATION, THE ACQUISITION), OR (B) ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE ARISING IN CONNECTION WITH ANY LOAN PAPER OR ANY TRANSACTION CONTEMPLATED BY ANY LOAN PAPER, TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES AS TO ANY INDEMNIFIED PARTY RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE, OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN BY SUCH INDEMNIFIED PARTY; PROVIDED THAT, THE COMPANY SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM THE FRAUD, GROSS NEGLIGENCE, WILFUL MISCONDUCT, OR UNLAWFUL ACTS OF SUCH INDEMNIFIED PARTY OR ANY ASSOCIATED PERSON OF SUCH INDEMNIFIED PARTY. AS USED IN THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON, THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS SECTION SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT. THE COMPANY MAY, AT ITS OWN COST AND EXPENSE, PARTICIPATE IN THE DEFENSE IN ANY PROCEEDING INVOLVING ANY INDEMNIFIED LIABILITY. IF NO EVENT OF DEFAULT EXISTS, THE COMPANY MAY ASSUME THE DEFENSE IN THAT PROCEEDING ON BEHALF OF THE APPLICABLE INDEMNIFIED PARTIES, INCLUDING THE EMPLOYMENT OF COUNSEL IF FIRST APPROVED (WHICH APPROVAL MAY NOT BE UNREASONABLY WITHHELD) BY THE APPLICABLE INDEMNIFIED PARTIES. IF THE COMPANY ASSUMES ANY DEFENSE, IT
SHALL KEEP THE APPLICABLE INDEMNIFIED PARTIES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH THOSE INDEMNIFIED PARTIES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF THE COMPANY CONSENTS OR IF ANY INDEMNIFIED PARTY REASONABLY DETERMINES THAT AN ACTUAL CONFLICT OF INTEREST EXISTS BETWEEN THE COMPANY AND THAT INDEMNIFIED PARTY WITH RESPECT TO THE SUBJECT MATTER OF THE PROCEEDING OR THAT THE COMPANY IS NOT DILIGENTLY PURSUING THE DEFENSE, THEN (I) THAT INDEMNIFIED PARTY MAY, AT THE COMPANY'S EXPENSE, EMPLOY COUNSEL TO REPRESENT INDEMNIFIED PARTY THAT IS SEPARATE FROM COUNSEL FOR THE COMPANY OR ANY OTHER PERSON IN THAT PROCEEDING AND (II) THE COMPANY IS NO LONGER ENTITLED TO ASSUME THE DEFENSE ON BEHALF OF THAT INDEMNIFIED PARTY. THE COMPANY MAY NOT AGREE TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY WITHOUT THE PRIOR WRITTEN CONSENT OF THE APPLICABLE INDEMNIFIED PARTIES UNLESS THAT SETTLEMENT FULLY RELIEVES THOSE INDEMNIFIED PARTIES OF ANY LIABILITY WHATSOEVER FOR THAT INDEMNIFIED LIABILITY.

           SECTION 8.16. ENTIRETY . THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWERS, THE GUARANTOR, BANKS AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

           SECTION 8.17. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 8.18. Conversion of Currencies . (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Canadian Borrowers) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each Borrower contained in this Section 8.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 8.19. Interest Act (Canada) . For purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid with respect to Canadian Advances or fees relating thereto is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

          SECTION 8.20. Termination of Guarantee Agreement . On the Restatement Date, each Company Guarantee shall be pro tanto terminated, released and of no further force and effect. However, unless and until such date occurs as provided herein, each Company Guarantee shall remain in full force and effect and shall not be affected by this Agreement.


                   ARTICLE IX
                ANADARKO GUARANTY

          SECTION 9.01.  The Anadarko Guaranty .

          (a) The Guarantor irrevocably and unconditionally guarantees to each Bank and the Administrative Agent and their respective successors and assigns, (i) the full and punctual payment of principal of and interest on each Advance when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Borrowers under this Agreement, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Borrowers under this Agreement (collectively, the "Guaranteed Obligations").

          (b)  The Guarantor further agrees that the Anadarko
Guaranty constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

          (d) The Guarantor also agrees to pay any and all costs and expenses (including, without limitation, reasonable attorneys' fees incurred by the Administrative Agent or any Bank in enforcing any of their respective rights under the Anadarko Guaranty, laws or otherwise) of the Administrative Agent or any Bank against the Company or any other Person or against the Administrative Agent or any Bank for the payments in respect of any amounts to any Bank pursuant to the provisions of the Anadarko Guaranty.

          (e) The Guarantor waives presentment to, demand of payment from and protest to the Company or any other Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of the Administrative Agent or any other Bank to assert any claim or demand or to enforce or exercise any right or remedy against the Company or any other Borrower under the provisions of the Credit Agreement, any other Loan Papers or otherwise.

          (f) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense (other than a defense of payment or performance), set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

          (g) The Guarantor waives any defense based on or arising out of any defense of the Company or any other Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Borrower, other than the final payment in full in cash of all the Guaranteed Obligations.

          SECTION 9.02. Subrogation . Anadarko shall be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of the Administrative Agent or any Bank against the Company or any other Person or against any Bank for the payments in respect of any amounts to any Bank pursuant to the provisions of this Anadarko Guaranty; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with the principal of and interest on all Advances until all other Guarantied Obligations shall have been paid in full and the Commitments terminated.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              UNION PACIFIC RESOURCES GROUP INC.


                              By:
                              Name:
                              Title:




                              ANADARKO CANADA CORPORATION


                              By:
                              Name:
                              Title:




                              ANADARKO PETROLEUM CORPORATION


                              By:
                              Name:
                              Title:




                              THE CHASE MANHATTAN BANK (the successor
                              by merger to Chase Bank of Texas, N.A.), as Administrative Agent and as a Bank


                              By:
                              Name:
                              Title:




                              THE CHASE MANHATTAN BANK OF CANADA,
                              as Canadian Sub-Agent


                              By:
                              Name:
                              Title:




                              THE TORONTO-DOMINION BANK,
                              in respect of the participated Canadian
                              Commitment with The Chase Manhattan Bank


                              By:
                              Name:
                              Title:




                              CREDIT SUISSE FIRST BOSTON


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              CREDIT SUISSE FIRST BOSTON CANADA


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              BANK OF AMERICA, N.A.


                              By:
                              Name:
                              Title:




                              BANK OF AMERICA CANADA


                              By:
                              Name:
                              Title:




                              ROYAL BANK OF CANADA


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              BANK OF MONTREAL


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:


                              DEUTSCHE BANK AG, NEW YORK AND/OR
                              CAYMAN ISLAND BRANCH


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              DEUTSCHE BANK CANADA


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              BANK ONE, N.A.
                              (Main Office - Chicago)

                              By:
                              Name:
                              Title:




                              BANK ONE, CANADA



                              By:
                              Name:
                              Title:




                              TORONTO DOMINION (TEXAS), INC.


                              By:
                              Name:
                              Title:




                              THE TORONTO-DOMINION BANK


                              By:
                              Name:
                              Title:




                              ABN AMRO BANK, N.V.



                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              ABN AMRO BANK CANADA



                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              UBS AG



                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              UBS BANK [CANADA]



                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              THE BANK OF NEW YORK



                              By:
                              Name:
                              Title:




                              THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              NEW YORK BRANCH



                              By:
                              Name:
                              Title:




                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH



                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              MELLON BANK, N.A.



                              By:
                              Name:
                              Title:




                              KBC BANK N.V.



                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:




                              THE NORTHERN TRUST COMPANY



                              By:
                              Name:
                              Title:




                              SUNTRUST BANK, ATLANTA



                              By:
                              Name:
                              Title:



                              CITIBANK, N.A.



                              By:
                              Name:
                              Title:

                              THE FROST NATIONAL BANK



                              By:
                              Name:
                              Title:
                                                         ANNEX  I


                      BANKER'S ACCEPTANCES


          (a) Interpretation. All references in this Annex to "this Agreement" refer to the Agreement to which this Annex is attached, including this Annex. All capitalized terms in this Annex have the meanings given to them in this Agreement, unless otherwise defined in this Annex. All references to "Sections" and "Articles" in this Annex are references to sections and articles of this Agreement, unless otherwise specified.

          (b) General Provisions. Drafts issued by a Canadian Borrower on the occasion of any Acceptance Borrowing shall be in an aggregate face amount of not less than Canadian $10,000,000 or an integral multiple of Canadian $5,000,000 in excess thereof and, subject to the terms and conditions set forth in this Agreement, shall be accepted by the Canadian Banks ratably in accordance with their respective Canadian Commitments. For purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the outstanding amount of any Acceptance or the Assigned Dollar Value thereof.

          (c) Terms of Acceptance. Each Draft shall be accepted and purchased by a Canadian Bank, upon the written request of the applicable Canadian Borrower given in accordance with paragraph
(d) of this Annex, by the completion and acceptance by such Canadian Bank of a Draft (i) payable in Canadian Dollars, drawn by such Canadian Borrower on such Canadian Bank in accordance with this Agreement, to the order of such Canadian Bank or, in the case of depository bills within the meaning of the Depository Bills and Notes Act (Canada), to the order of "CDS&Co.", and (ii) maturing prior to the Termination Date on a Business Day that occurs either 30, 60 or 90 days (or such other period as agreed to by the Canadian Sub-Agent and the Canadian Banks)after the date of such Draft, all as specified in the relevant Notice of Drawing.

          (d)  Notice of Drawing and Discount of Acceptances.

               (i) With respect to each requested acceptance of Drafts, the applicable Canadian Borrower shall give the Canadian Sub-Agent a notice (a "Notice of Drawing"), substantially in the form of Exhibit D hereto (which shall be irrevocable) to be received prior to 11:00 a.m. (Toronto time) at least two Business Days prior to the date of the requested acceptance, specifying:

                    (A)  the date on which such Drafts are to be
          accepted;

                    (B)  the aggregate face amount of such
          Drafts;

                    (C)  the maturity date of such Drafts; and


                    (D)  such additional information as the
          Canadian Sub-Agent or any Canadian Bank may from time to time reasonably request to be included in such notices.

               (ii) Upon receipt of a Notice of Drawing the Canadian Sub-Agent shall promptly notify each Canadian Bank of the contents thereof and of such Canadian Bank's ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by a Canadian Bank shall be determined by the Canadian Sub-Agent by reference to the respective Canadian Commitments of the Canadian Banks.

               (iii) Not later than 10:00 a.m., Toronto time, on the date of the acceptance of a Draft, the Canadian Sub-Agent shall notify the applicable Canadian Borrower (or the Company, on its behalf) of the Applicable BA Discount Rate. Not later than 2:00 p.m., Toronto time, on such date each Canadian Bank shall, subject to the fulfillment of the applicable conditions precedent specified in Sections 3.02 and 3.03 and subject to the provisions of paragraph (f) of this Annex, (A) on the basis of the information supplied by the Canadian Sub-Agent, as aforesaid, complete a Draft or Drafts of such Canadian Borrower by filling in the amount, date and maturity date thereof in accordance with the applicable Notice of Drawing, (B) duly accept such Draft or Drafts, (C) discount the Acceptance or Acceptances created thereby, (D) give the Canadian Sub-Agent telegraphic or telex notice of such Canadian Bank's acceptance of such Draft or Drafts and of its discount thereof, confirming the amount paid to the Canadian Sub-Agent for the account of such Canadian Borrower and (E) remit to the Canadian Sub-Agent in Canadian Dollars in immediately available funds an amount equal to the BA Discount Proceeds of such Acceptance. Upon receipt by the Canadian Sub-Agent of such sums from the Canadian Banks, the Canadian Sub-Agent shall make the aggregate amount thereof available to the applicable Canadian Borrower. The Acceptance Fee with respect to any Acceptance accepted by any Canadian Bank shall be deducted from the BA Discount Proceeds payable by such Canadian Bank hereunder.

               (iv) Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by the Canadian Banks in accordance with their respective Canadian Commitments; provided, however, that the failure of any Canadian Bank to accept any Drafts shall not relieve any other Canadian Bank of its obligation to accept Drafts hereunder (it being understood, however, that no Canadian Bank shall be responsible for the failure of any other Canadian Bank to accept any Drafts required to be accepted by such other Canadian Bank).

          (e) Acceptance Obligation. Each Canadian Borrower is obligated, and hereby unconditionally agrees, to pay to each Canadian Bank the face amount of each Acceptance created by such Canadian Bank in accordance with a Notice of Drawing pursuant to paragraph (d) of this Annex on the maturity date thereof, or on such earlier date as may be required pursuant to provisions of this Agreement. With respect to each Acceptance which is outstanding hereunder, the applicable Canadian Borrower shall notify the Canadian Sub-Agent prior to 11:00 a.m. (Toronto time) three Business Days prior to the maturity date of such Acceptance (which notice shall be irrevocable) of such Canadian Borrower's intention to issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver a Notice of Drawing to the Canadian Sub-Agent. Any repayment of an Acceptance must be made at or before 2:00 p.m. (Toronto time) on the maturity date of such Acceptance, it being understood that payments by any Canadian Borrowers and fundings by any Canadian Banks in respect of each maturing Acceptance and each new Acceptance shall be made on a net basis reflecting the difference between the face amount of the maturing Acceptance and the BA Discount Proceeds of the new Acceptance, less the applicable Acceptance Fee. If the applicable Canadian Borrower fails to give the foregoing notice, and if the subject Acceptance Obligation is not paid when due, the applicable Canadian Borrower shall irrevocably be deemed to have requested and to have been advanced a Canadian Prime Rate Contract Advance in the face amount of such maturing Acceptance on the maturity date of such Acceptance from the Canadian Bank which accepted such maturing Acceptance, which Canadian Prime Rate Contract Advance Acceptance shall bear interest, payable on demand, at a rate per annum equal to the Canadian Prime Rate in effect from time to time, from the due date thereof to the date of payment thereof. Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Bank in respect of any Acceptances accepted by such Canadian Bank under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by that Canadian Bank in its own right and each Canadian Borrower agrees not to claim any days of grace if that Canadian Bank, as holder, sues such Canadian Borrower on those Acceptances for payment of the amounts payable by such Canadian Borrower thereunder.

          (f) Power of Attorney. Each Canadian Borrower hereby appoints each Canadian Bank as the attorney of the applicable Canadian Borrower to sign and endorse on behalf of such Canadian Borrower, in handwriting or by facsimile or mechanical signature as and when requested by the applicable Canadian Borrower, blank forms of Drafts conforming with the requirements of this Agreement and in form satisfactory to the applicable Canadian Bank. Each Canadian Borrower hereby recognizes and agrees that all Acceptances signed or endorsed or both on its behalf by a Canadian Bank shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of the applicable Canadian Borrower. Each Canadian Bank is hereby authorized to issue such Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Bank provided that the aggregate amount thereof is equal to the aggregate amount of Acceptances required to be accepted by such Canadian Bank. No Canadian Bank shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any Acceptance except loss or improper use arising by reason of the gross negligence, wilful misconduct or unlawful conduct of such Canadian Bank, its officers, employees, agents or representatives. Each Canadian Bank shall maintain a record with respect to Acceptances (A) voided by it for any reason, (B) accepted by it hereunder, (C) purchased by it hereunder and (D) canceled at their respective maturities. Each Canadian Bank further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Bank.

          (g) In case any authorized signatory of any Canadian Borrower whose signature shall appear on any Draft shall cease to have such authority before the acceptance of a Draft with respect to such Draft, the obligations of such Canadian Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation. The Canadian Sub-Agent and each Canadian Bank shall be fully protected in relying upon any instructions received from the Company or any Canadian Borrower (orally or otherwise) without any duty to make inquiry as to the genuineness of such instructions. The Canadian Sub-Agent and each Canadian Bank shall be entitled to rely on instructions received from any person identifying himself (orally or otherwise) as a duly authorized officer of the Company or any Canadian Borrower and shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions, except for those arising by reason of the gross negligence, wilful misconduct or unlawful conduct of the Canadian Sub-Agent or such Canadian Bank or their respective officers, employees, agents or representatives, as the case may be.

          (h) Rights of Canadian Bank as to Acceptances. Neither the Canadian Sub-Agent nor any Canadian Bank shall have any responsibility as to the application of the proceeds by any Canadian Borrower of any discounted proceeds of any Acceptances. For greater certainty, each Canadian Bank may, at any time, purchase Acceptances issued by any Canadian Borrower and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or purchased by it.

          (i) Acceptance Equivalent Loans. Whenever any Canadian Borrower delivers a Notice of Drawing to the Canadian Sub-Agent under this Agreement requesting the Canadian Banks to accept Drafts, a Canadian Bank may at its option, in lieu of accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Canadian Bank that elects to make an Acceptance Equivalent Loan, upon delivery by the applicable Canadian Borrower of an executed promissory note substantially in the form of Exhibit E hereto (a "Discount Note") payable to the order of such Canadian Bank, will remit to the Canadian Sub-Agent in immediately available funds for the account of such Canadian Borrower discounted proceeds in regards thereto equal to the amount of BA Discount Proceeds that would have applied had such Canadian Bank accepted and purchased a Draft in the same face amount on the same day, net of the Acceptance Fee payable in regard thereto under subparagraph
(j)(ii) of this Annex.

          (j) Terms Applicable to Discount Notes. The term "Acceptance" when used in this Agreement shall be construed to include Discount Notes and all terms of this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be necessary (except that no Discount Note may be sold, rediscounted or otherwise disposed of by the Canadian Bank making Acceptance Equivalent Loans other than pursuant to Section 8.07). For greater certainty:

               (i) a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Notice of Drawing;
               (ii) an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of an Acceptance; and

               (iii)     an Acceptance Equivalent Loan made by a
     Canadian Bank will be considered to be part of a Canadian
     Bank's outstanding Acceptances for all purposes of this Agreement.

          (k)  Prepayment of Acceptances and Discount Notes.  No
Acceptance or Discount Note may be repaid or prepaid prior to the maturity date of such Acceptance or Discount Note, except in accordance with the provisions of Article VI.

          (l) At the option of any Canadian Bank, Acceptances under this Agreement to be accepted by such Canadian Bank may be issued in the form of depository bills payable to the order of "CDS&Co." for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Annex.


                                                      EXHIBIT A-1


              FORM OF NOTICE OF CONTRACT BORROWING



[Date]

The Chase Manhattan Bank
(the successor by merger to
Chase Bank of Texas, N.A.)
Energy Department
2200 Ross Avenue
3rd Floor
Dallas, Texas   75201

Attention:     Lee Beckelman
               Vice President

In the case of a Canadian Contact Borrowing, also:

The Chase Manhattan Bank of Canada
100 King Street West, Suite 6900
Toronto, Ontario M5X 1A4
Attention:     Funding Officer

Ladies and Gentlemen:

     The undersigned, Union Pacific Resources Group Inc. (the "Company"), refers to the Amended and Restated Competitive Advance/Revolving Credit Agreement dated as of October 25, 2000 ( as further restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Company, the Canadian Borrowers, the Guarantor, certain Banks party thereto, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent for said Banks, and The Chase Manhattan Bank of Canada, as Canadian Sub-Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the Company [on behalf of {enter applicable Borrower}] hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Contract
     Borrowing is ______________, 20___.

          (ii) The Type and Class of Contract Advances comprising the Proposed Contract Borrowing is [US Alternate Base Rate
     Advances] [Canadian Prime Rate Contract Advance] [Eurodollar
     Rate Contract Advances].

          (iii)     The aggregate amount of the Proposed Contract
     Borrowing is $________________.

          (iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [_________ days] [_____________ month[s]].

                                   Very truly yours,

                                   UNION PACIFIC RESOURCES GROUP INC.



                                   By:
                                   Name:
                                   Title:


                                                      EXHIBIT A-2


             FORM OF NOTICE OF COMPETITIVE BORROWING

                                                       [Date]


The Chase Manhattan Bank
(the successor by merger to
Chase Bank of Texas, N.A.)
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Attention:     Daniel Fischer


The Chase Manhattan Bank (the successor by merger to
 Chase Bank of Texas, N.A.),as Administrative Agent
In care of The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:     Daniel Fischer
          Fax:  (212) 552-5777

Ladies and Gentlemen:

     The undersigned, Union Pacific Resources Group Inc. (the "Company"), refers to the Amended and Restated Competitive Advance/Revolving Credit Agreement, dated as of October 25, 2000 (as further restated, modified, supplemented and in effect from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Company, the Canadian Borrowers, the Guarantor, certain Banks party thereto, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent, and The Chase Bank of Canada, as Canadian Sub-Agent, hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the Company [on behalf of {enter applicable borrower}] hereby requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Borrowing (the "Proposed Competitive Borrowing") is requested to be made:

     1.   Date of Proposed Competitive
          Borrowing (which is a Business Day)

     2.   Type and Class of Competitive
          Advances comprising the Proposed
          Competitive Borrowing1/

     3.   Aggregate Amount of Proposed
          Competitive Borrowing2/

     4.   Maturity Date3/

     5.   Other Provisions, if any


                                   Very truly yours,

                                   UNION PACIFIC RESOURCES GROUP INC.



                                   By:
                                   Name:
                                   Title:


                                                      EXHIBIT A-3


            FORM OF NOTICE OF COMPETITIVE BID REQUEST

                                                       [Date]


[Name of Bank]
[Address of Bank]

Attention:

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Competitive Advance/Revolving Credit Agreement (as further restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") dated as of October 25, 2000, among Union Pacific Resources Group Inc. (the "Company"), the Canadian Borrowers, the Guarantor, the Banks named therein, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Sub-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company delivered a Notice of Competitive Borrowing [on behalf of {enter applicable borrower}] requesting a Competitive Borrowing on _______________, 20___ pursuant to Section 2.03(a) of the Credit Agreement and in that connection you are invited to submit a Competitive Bid by [Date] / [Time].4/

     (A)  Date of Proposed Competitive
          Borrowing

     (B)  Type and Class of Competitive
          Advances comprising the
          Proposed Competitive Borrowing

     (C)  Aggregate Amount of Proposed
          Competitive Borrowing

     (D)  Maturity Date


                                   Very truly yours,

                                   The Chase Manhattan Bank (the successor by
                                    merger to Chase Bank of Texas, N.A.),
                                    as Administrative Agent



                                   By:
                                   Name:
                                   Title:



                                                      EXHIBIT A-4


                     FORM OF COMPETITIVE BID

                                                       [Date]

The Chase Manhattan Bank
(the successor by merger to
Chase Bank of Texas, N.A.),
as Administrative Agent for the
Banks referred to below
In care of The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:     Daniel Fischer
          Fax:  (212) 552-5777

Ladies and Gentlemen:

     The undersigned, [Name of Bank], refers to the Amended and Restated Competitive Advance/Revolving Credit Agreement dated as of October 25, 2000 (as further restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Union Pacific Resources Group Inc. (the "Company"), the Canadian Borrowers, the Guarantor, the Banks named therein, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Sub-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(a)(ii) of the Credit Agreement in response to the Notice of Competitive Borrowing made by the Company [on behalf of {enter applicable borrower}] on _______________, 20___, and in that connection sets forth below the terms on which such Competitive Bid is made:

     (A)  Principal Amount5/

     (B)  Competitive Bid Rate6/

     (C)  Maturity Date7/

     The undersigned hereby confirms that it is prepared to extend credit to the [enter applicable borrower] upon acceptance by the Company [on behalf of {enter applicable borrower}] of this bid in accordance with Section 2.03(a)(v) of the Credit
Agreement.


                                   Very truly yours,

                                   [Name of Bank],



                                   By:
                                   Name:
                                   Title:


                                                      EXHIBIT A-5



        FORM OF COMPETITIVE BID ACCEPTANCE/REJECT LETTER

                                                       [Date]


The Chase Manhattan Bank
(the successor by merger to
Chase Bank of Texas, N.A.), as
Administrative Agent under the
Credit Agreement referred to below
The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:     Daniel Fischer
          Fax:  (212) 552-5777

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Competitive Bid/Revolving Credit Agreement dated as of October 25, 2000 (as further restated, amended, modified, supplemented and in effect from time to tome, the "Credit Agreement"), among Union Pacific Resources Group Inc. (the "Company"), the Canadian Borrowers, the Guarantor, the Banks named therein, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Sub-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In accordance with Section 2.03(a)(ii) of the Credit Agreement, the Company has received a notice of bids in connection with its Notice of Competitive Borrowing dated [insert date] and in accordance with Section 2.03(a)(iii) of the Credit Agreement, the Company, [on behalf of {enter applicable Canadian borrower}] hereby accepts the following bids for maturity on [insert date]:

Principal Amount          Fixed                   Bank
 (or Face Amount     Rate/Margin/BA
       in             Discount Rate
   case of an
   Acceptance)
$                    [%] / [+/-,
_________________  .________%]
$                    [%] / [+/-,
_________________  .________%]
     The undersigned hereby rejects the following bids:

Principal Amount          Fixed                   Bank
 (or Face Amount     Rate/Margin/BA
       in             Discount Rate
   case of an
   Acceptance)
$                    [%] / [+/-,
_________________  .________%]
$                    [%] / [+/-,
_________________  .________%]


     The $______________ should be deposited in The Chase
Manhattan Bank, account number [insert number] on [insert date]
[or] [wire transferred to (Name of Bank) account number [insert number] [other wire instructions] or [date]].


                                   Very truly yours,

                                   UNION PACIFIC RESOURCES GROUP
INC.



                                   By:
                                   Name:
                                   Title:

                                                        EXHIBIT B



           FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                                       [Date]

     Reference is made to the Amended and Restated Competitive Advance/Revolving Credit Agreement, dated as of October 25, 2000 (as further restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") among Union Pacific Resources Group Inc., a Utah corporation (the "Company"), the Canadian Borrowers, the Guarantor, the Banks (as defined in the Credit Agreement), The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent for the Banks (the "Administrative Agent"), and The Chase Manhattan Bank of Canada, as Canadian Sub-Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     _______________________ (the "Assignor") and
________________________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, without recourse and without any representations and warranties of the Assignor except as specifically set forth below, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as defined below) equal to a ____________%8/ interest in and to all of the rights and obligations of the Banks under the Credit Agreement (including, without limitation, such percentage interest in the Commitments as in effect on the Assignment Date and the Advances, if any, outstanding on the Assignment Date).

          2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $______________ [and its Maximum Canadian Commitment Amount is $___________]9
/ and the aggregate outstanding principal amount (including the face amount of Acceptances) of Advances owing to it (without giving effect to assignments thereof which have not yet become effective is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) make no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Canadian Borrowers or the performance or observance by the Company or the Canadian Borrowers of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(f) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or the Canadian Sub-Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and the Canadian Sub-Agent to take such action as administrative agents on its behalf and to exercise such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.

          4. The effective date for this Agreement and Acceptance shall be ______________________ (the "Assignment
Date")10/. Following the execution of this Agreement and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

          5. Upon such acceptance and recording, as of the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording, from and after the Assignment Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.


          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   [NAME OF ASSIGNOR]


                                   By:
                                   Name:
                                   Title:



                                   [NAME OF ASSIGNEE]


                                   By:
                                   Name:
                                   Title:



                                   DOMESTIC LENDING OFFICE
                                   (and address for notices)
                                   [Address]



                                   EURODOLLAR LENDING OFFICE
                                   [Address]


Agreed to this _____ day
of _______________, 20___

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:



Accepted this ______ day
of ________________, 20___

The Chase Manhattan Bank (the successor by merger to
 Chase Bank of Texas, N.A.),
 as Administrative Agent

By:
Name:
Title:

                                                        EXHIBIT D


                    FORM OF NOTICE OF DRAWING

                                                       [Date]


The Chase Manhattan Bank of Canada
Suite 6900, 1 First Canadian Place
100 King Street West
Toronto, Ontario
M5X 1A4

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Competitive Advance/Revolving Credit Agreement dated as of October 25, 2000 (as further restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Union Pacific Resources Group Inc., the Canadian Borrowers, the Guarantor, the Banks named therein, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Sub-Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     The undersigned Canadian Borrower hereby requests an advance of funds by way of Acceptance under the Credit Agreement and in that connection sets forth below the information relating to such advances as required by Section 2.18 and Annex I of the Credit Agreement.

          (a)  Business Day of the proposed
               advance of funds              _________________, 20___

          (b)  Aggregate face amount of
               the Acceptance11/              C$

          (c)  Term                     ____________________ days

     The undersigned Canadian Borrower acknowledges that, as a condition precedent to the acceptance of any of the requested Acceptances, an Acceptance Fee shall be payable to each of the Canadian Banks in respect thereof pursuant to Section 2.05(c) of the Credit Agreement.

     By delivery of this Notice of Drawing and the acceptance of any or all of the Acceptances by the Canadian Banks in response to this Notice of Drawing, the Canadian Borrower shall be deemed to have represented and warranted that the conditions to lending specified in the Credit Agreement have satisfied with respect to the proposed advance of funds.


                                   Yours truly,

                                   [Name of Canadian Borrower]



                                   By:
                                   Name:
                                   Title:



                                                        EXHIBIT E


                      FORM OF DISCOUNT NOTE

CDN $ _______________    Toronto, Ontario
                                            Date: _______________


          FOR VALUE RECEIVED, _____________________, an
________________ corporation (the "Canadian Borrower"), hereby promises to pay to the order of _________________________________________________ (the "Canadian
Bank"), in lawful money of Canada in immediately available funds, at the Canadian Sub-Agent's office (as such term is defined below) initially located at Suite 6900, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1A4 on _____________________ the principal sum of
_____________________________ ($____________) DOLLARS.

          This Discount Note is one of the Discount Notes referred to in the Amended and Restated Competitive Advance/Revolving Credit Agreement dated as of October 25, 2000, among Union Pacific Resources Group Inc., the Canadian Borrowers, the Guarantor, the Banks named therein, The Chase Manhattan Bank (the successor by merger to Chase Bank of Texas, N.A.), as Administrative Agent and The Chase Manhattan Bank of Canada, as Canadian Sub-Agent (as further restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of any other documents referred to therein. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement.

          In case an Event of Default shall occur and be continuing, the principal of this Discount Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Canadian Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Discount Note.

          THIS DISCOUNT NOTE SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                              [Name of Canadian Borrower]


                              By:
                              Name:
                              Title:

                                   SCHEDULE I
       Amended and Restated Competitive Advance/Revolving Credit Agreement
                     Banks, Lending Offices and Commitments

      BANK           NOTICE      DOMESTIC AND      CANADIAN       CANADIAN     COMMITME   CANADIAN
                    ADDRESS       EURODOLLAR        NOTICE        LENDING         NT      COMMITME
                  (Other than      LENDING         ADDRESS         OFFICE      (In U.S.      NT
                   Notices of       OFFICE       (Other than                   Dollars)   (In U.S.
                   Borrowing)                     Notices of                              Dollars)
                                                  Borrowing)
The Chase        2200 Ross      2200 Ross       100 King       100 King         $39,600,000   $36,000,000
Manhattan        Avenue         Avenue          Street West    Street West
Bank./ The       Dallas, TX     Dallas, TX      Suite 6900     Suite 6900
Chase Manhattan  75201          75201           Toronto,       Toronto
Bank of Canada   Attn: Lee      Attn: Lee       Ontario M5X    Ontario M5X
                 Beckelman      Beckelman       1A4            1A4
                                                Attn: Arun     Attn: Arun
                                                Bery           Bery
The Toronto-     Toronto-       Toronto-        Toronto-       Toronto-           N/A
Dominion Bank,   Dominion Bank  Dominion Bank   Dominion Bank  Dominion Bank
in respect of     Tower         Tower           Tower          Tower
the              55 King        555 King        555 King       555 King
participated     Street West    Street West     Street West    Street West
Canadian         9th Floor      9th Floor       9th Floor      9th Floor
Commitment with  Toronto,       Toronto,        Toronto,       Toronto,
The Chase        Ontario M5K    Ontario M5K     Ontario M5K    Ontario M5K
Manhattan Bank.  1A2            1A2             1A2            1A2
                 Attn: Credit   Attn: Credit    Attn: Credit   Attn: Credit
                 Manager,       Manager,        Manager,       Manager,
                 Financial      Financial       Financial      Financial
                 Services       Services        Services       Services
Credit Suisse    11 Madison     11 Madison      One First      One First        $39,600,000   $35,300,000
First Boston/    Avenue         Avenue          Canadian       Canadian
Credit Suisse    10th Floor     10th Floor      Place          Place
First Boston     New York, NY   New York, NY    Suite 3000     Suite 3000
Canada           10010          10010           Toronto,       Toronto,
                 Attn: David    Attn: David     Ontario M5X    Ontario M5X
                 Koczan         Koczan          1C9            1C9
                                                Attn: Alain    Attn: Alain
                                                Daoust         Daoust
Bank of          901 Main       901 Main        Attn: Richard  Attn: Richard    $39,600,000   $35,300,000
America, N.A./   Street         Street          Hall           Hall
Bank of America  64th Floor     64th Floor
Canada           Dallas, TX     Dallas, TX
                 75202          75202
                 Attn: J.       Attn: J.
                 Scott Fowler   Scott Fowler
Royal Bank of    2800 Post Oak  2800 Post Oak   335 8th        335 8th          $39,600,000   $39,600,000
Canada           Blvd.          Blvd.           Avenue SW      Avenue SW
                 5700 Williams  5700 Williams   23rd Floor     23rd Floor
                 Tower          Tower           Calgary,       Calgary,
                 Houston, TX    Houston, TX     Alberta T2P    Alberta T2P
                 77056          77056           1C9            1C9
                 Attn: Jason    Attn: Jason     Attn: Sonia    Attn: Sonia
                 York           York            Tibbets        Tibbets
Bank of          700 Louisiana  700 Louisiana   First          First            $31,500,000   $31,500,000
Montreal         Street         Street          Canadian       Canadian
                 Suite 4400     Suite 4400      Centre         Centre
                 Houston, TX    Houston, TX     24th Floor     24th Floor
                 77002          77002           350 - 7th      350 - 7th
                 Attn: Melissa  Attn: Melissa   Avenue S.W.    Avenue S.W.
                 Bauman         Bauman          Calgary,       Calgary,
                                                Alberta T2)    Alberta T2)
                                                3N9            3N9
                                                Attn: Elsa     Attn: Elsa
                                                Niebuhr        Niebuhr
Citibank, N.A.   Seven World    Seven World     N/A            N/A              $31,500,000        N/A
                 Trade Center   Trade Center
                 New York, NY   New York, NY
                 10048          10048
                 Attn:          Attn:
                 Townsend       Townsend
                 Weeks          Weeks
Deutsche Bank    31 West 52nd   31 West 52nd    222 Bay        222 Bay          $31,500,000   $20,000,000
AG, New          Street         Street          Street         Street
York and/or      New York, NY   New York, NY    Suite 1200     Suite 1200
Cayman Island    10019          10019           P. O. Box 196  P. O. Box 196
Branches/        Attn: Joel     Attn: Joel      Toronto,       Toronto,
Deutsche Bank    Makowsky       Makowsky        Ontario M5K    Ontario M5K
Canada                                          1H6            1H6
                                                Attn: Rod      Attn: Rod
                                                O'Hara         O'Hara
Bank One, N.A./  910 Travis     910 Travis      161 Bay        161 Bay          $31,500,000   $27,000,000
Bank One,        Street         Street          Street         Street
Canada           6th Floor      6th Floor       Suite 4240     Suite 4240
                 Houston, TX    Houston, TX     Toronto,       Toronto,
                 77002          77002           Ontario M5J    Ontario M5J
                 Attn: Ronald   Attn: Ronald    2S1            2S1
                 Dierker        Dierker         Attn: Lehong   Attn: Lehong
                                                Zhang          Zhang
Toronto-         909 Fannin     909 Fannin      800 Home Oil   800 Home Oil     $31,500,000   $31,500,000
Dominion(Texas)  Street         Street          Tower          Tower
,                Suite 1700     Suite 1700      324 8th        324 8th
Inc.             Houston, TX    Houston, TX     Avenue S.W.    Avenue S.W.
The Toronto-     77010          77010           Calgary,       Calgary,
Dominion Bank    Attn: Mark     Attn: Mark      Alberta T2P    Alberta T2P
                 Green          Green           2Z2            2Z2
                                                Attn: Loretta  Attn: Loretta
                                                Palandri       Palandri
ABN Amro Bank,   ABN AMRO       ABN AMRO        2500  650 W.   2500  650 W.     $31,500,000   $27,000,000
N.V./            Bank, N.V.     Bank, N.V.      Georgia St.    Georgia St.
ABN Amro Bank    208 South      208 South       Vancouver, BC  Vancouver, BC
Canada           LaSalle St.    LaSalle St.     V6B 4N8        V6B 4N8
                 Suite 1500     Suite 1500      Attn: Jane     Attn: Jane
                 Chicago, IL    Chicago, IL     Taylor         Taylor
                 60604-1003     60604-1003
                 Attn: Credit   Attn: Loan
                 Administration  Administration
UBS AG/          677            677             154            154              $18,000,000   $15,000,000
UBS Bank         Washington     Washington      University     University
[Canada]         Blvd.          Blvd.           Avenue         Avenue
                 Stamford, CT   Stamford, CT    Toronto,       Toronto,
                 06901          06901           Ontario M5H    Ontario M5H
                 Attn:          Attn:           3Z4            3Z4
                 Margarita      Margarita       Attn: Amy      Attn: Amy
                 Mateo Saja     Mateo Saja      Fung           Fung
The Bank of New  One Wall       One Wall        N/A            N/A              $18,000,000       N/A
York             Street         Street
                 19th Floor     19th Floor
                 New York, NY   New York, NY
                 10286          10286
                 Attn: Raymond  Attn: Raymond
                 Palmer         Palmer
Industrial Bank  333 Clay       333 Clay        N/A            N/A              $12,600,000       N/A
of Japan         Street         Street
                 Suite 4850     Suite 4850
                 Houston, TX    Houston, TX
                 77002          77002
                 Attn: Michael  Attn: Michael
                 Oaks           Oaks
Westdeutsche     1211 Avenue    1211 Avenue     N/A            N/A              $12,600,000       N/A
Landesbank       of the         of the
Girozentrale,    Americas       Americas
New York         New York, NY   New York, NY
Branch           10036          10036
                 Attn: Felicia  Attn: Felicia
                 LaForgia       LaForgia
Mellon Bank,     One Mellon     One Mellon      N/A            N/A              $12,600,000       N/A
N.A.             Bank Center    Bank Center
                 Room 4425      Room 4425
                 Pittsburgh,    Pittsburgh,
                 PA 15258       PA 15258
                 Attn: Roger    Attn: Roger
                 Howard         Howard
KBC Bank N.V.    1349 West      1349 West       N/A            N/A              $12,600,000       N/A
                 Peachtree St.  Peachtree St.
                 Suite 1750     Suite 1750
                 Atlanta, GA    Atlanta, GA
                 30309          30309
                 Attn: Michael  Attn: Michael
                 Sawicki        Sawicki
The Northern     50 South       50 South        N/A            N/A              $6,300,000       N/A
Trust Company    LaSalle St.    LaSalle St.
                 B-11           B-11
                 Chicago, IL    Chicago, IL
                 60675          60675
                 Attn: David    Attn: David
                 Love           Love
Suntrust Bank    25 Park Place  25 Park Place   N/A            N/A              $6,300,000       N/A
                 Atlanta, GA    Atlanta, GA
                 30303          30303
                 Attn: Todd     Attn: Todd
                 Davis          Davis
The Frost        777 Main       777 Main        N/A            N/A              $3,600,000       N/A
National Bank    Street         Street
                 Suite 100      Suite 100
                 Ft. Worth, TX  Ft. Worth, TX
                 76102          76102
                 Attn: John     Attn: John
                 Warren         Warren

TOTAL                                                                           $450,000,000   $298,200,000


_______________________________
       1  Eurodollar  Rate  Competitive  Advance  or   Fixed   Rate
       Competitive Advance or Acceptance Borrowing.

       2  Not less than US$10,000,000 and in integral multiples  of
       US$5,000,000   in  excess  thereof  in   respect   of   US
       Competitive Borrowing or a Eurodollar Rate Competitive Advance or not less than Cdn $10,000,000 and in integral multiples of Cdn $5,000,000 in respect of Acceptance as part of Canadian Competitive Borrowing.

       3  (i)   In  the  case  of  a  Eurodollar  Rate  Competitive
       Borrowing, 1, 2, 3, or 6 months, (ii) in the case of an Acceptance Borrowing, 30, 60, or 90 calendar days (or such other period as agreed to by the Canadian Sub-Agent and the Canadian Banks), and (iii) in the case of a Fixed Rate Competitive Borrowing, not less than seven calendar days, and which in any case shall not end later than the Termination Date.

       4  The   Competitive   Bid   must   be   received   by   the
       Administrative Agent (i) in the case of Eurodollar Rate Competitive Advances, not later than 9:30 a.m., New York
       City   time,   three  Business  Days  before  a   proposed
       Competitive Borrowing, (ii) in the case of a Fixed Rate Competitive Borrowing, not later than 9:30 a.m. New York
       City   time,   on  the  date  of  a  proposed  Competitive
       Borrowing   and  (iii)  in  the  case  of  an   Acceptance
       Borrowing, not later than 9:30 a.m. New York City time, one Business Day before a proposed Competitive Borrowing.

       5  Not  less  than  U.S.$10,000,000  or  greater  than   the
       available aggregate Commitment and in integral multiples of U.S.$5,000,000 in respect of US Competitive Borrowing or a Eurodollar Rate Competitive Advance, or not less than Cdn $10,000,000 and in integral multiples of Cdn $5,000,000 in respect of Acceptances as part of Canadian Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent.

       6 i.e., Eurodollar Rate + or ________%, in the case of Eurodollar Rate Competitive Advances, or _______%, in the
       case   of  Fixed  Rate  Competitive  Advance  or  _______%
       discount rate and _______% acceptance fee rate, in the case of an Acceptance Borrowing or Acceptance Equivalent Loan, as applicable (in each case, expressed in the form of a decimal to no more than four decimal places).

       7 The Maturity Date must be as specified in the Notice of Competitive Borrowing.

       8  Specify percentage to no more than four decimal points.

       9  If   the  Assignor  has  a  Maximum  Canadian  Commitment
       Amount, separately specify the percentage being assigned if different than the percentage of the Commitment being assigned.

       10 Such date shall be at least three Business Days after the execution of this Assignment and Acceptance, unless otherwise agreed by the Company and the Administrative
       Agent.

       11 Not less than Cdn. $10,000,000 and in integral multiples of Cdn. $5,000,000 in excess thereof.